UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AEON Biopharma, Inc.

(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, DECEMBER 15, 2026

Dear Fellow Stockholders:

On behalf of our Board of Directors (the “Board”) and management, I am pleased to invite you to the Special Meeting of Stockholders (the “Special Meeting”) of AEON Biopharma, Inc. (“AEON,” “we” or the “Company”), which will be held on Tuesday, December 15, 2026, at 1:00 p.m. Pacific Time, at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656. We are holding the Special Meeting to consider three substantive proposals concerning reverse stock split authority and limited-purpose amendments to our equity incentive plan and our employee stock purchase plan, together with a procedural adjournment proposal.

The Special Meeting will be held for the following purposes:

1. To authorize the Board to amend our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect one reverse stock split of our Class A common stock, par value $0.0001 per share (the “Common Stock”), at a ratio from 1-for-2 through 1-for-100 selected by the Board, during the 12 months following stockholder approval, subject to the Compliance Condition described below, with authority to abandon the reverse stock split (the “Reverse Stock Split Proposal”).

2. To approve an amendment to the Company's Amended and Restated 2023 Incentive Award Plan (the “Plan”) solely to include shares underlying outstanding pre-funded warrants, as defined in the amended Plan, in fully-diluted shares for the annual evergreen calculation, while continuing to exclude shares underlying other outstanding warrants (the “Equity Plan Proposal”).

3. To approve an amendment to the Company's 2023 Employee Stock Purchase Plan (as amended and restated, the “ESPP”) solely to include shares underlying outstanding pre-funded warrants, as defined in the ESPP, in fully-diluted shares for the annual evergreen calculation, while continuing to exclude shares underlying other outstanding warrants (the “ESPP Proposal”).

4. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if any substantive proposal lacks sufficient votes (the “Adjournment Proposal”).

The “Compliance Condition” requires that the Board may not effect the reverse stock split unless and until the reverse stock split complies with applicable laws, rules and regulations, including the applicable rules and requirements of NYSE American LLC (the “Exchange”). These include the Exchange’s cumulative-ratio limit, which takes into account the Company’s prior 1-for-72 reverse stock split, effective on February 26, 2025, and any other reverse stock splits within the then-applicable lookback period, and the Exchange’s continued listing standards. While the prior split remains within the lookback, the permissible ratio will be limited accordingly. A stricter rule will reduce the permissible maximum; a relaxation will not increase the stockholder-approved maximum of 1-for-100. Approval does not require implementation. The authority expires immediately before the first anniversary of stockholder approval.

The proposals are not conditioned on one another. Each is more fully described in the accompanying Proxy Statement, which we encourage you to read carefully and in its entirety. The Board recommends that you vote “FOR” each proposal.

Only holders of record of Common Stock at the close of business on October 23, 2026 are entitled to notice of, and to vote at, the Special Meeting and any adjournment thereof, subject to any new record date required or established under applicable law. It is important that your shares be represented and voted. Please promptly vote by telephone or Internet, or complete, sign, date and return the enclosed proxy card. Submitting a proxy does not prevent you from attending the Special Meeting and voting at the meeting in accordance with its procedures.

By Order of the Board of Directors,
Aliso Viejo, California	/s/ Robert Bancroft
October 26, 2026	Robert Bancroft President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on December 15, 2026.

The Notice of Special Meeting, this Proxy Statement and the form of proxy card are available at www.proxyvote.com and on our Investor Relations website at https://investors.aeonbiopharma.com.

Your vote is very important. You may vote at the meeting or by proxy. Whether or not you plan to attend the Special Meeting, we encourage you to review the proxy materials and submit your proxy or voting instructions as soon as possible. You may vote your proxy by telephone or Internet (instructions are on your proxy card or voting instruction form, as applicable) or by completing, signing, dating and mailing the enclosed proxy card in the enclosed envelope.

PROXY STATEMENT SUMMARY

This summary contains highlights about our upcoming Special Meeting. It does not contain all information that you may wish to consider before voting. Please read the entire Proxy Statement, including its appendices.

Date and time	December 15, 2026, at 1:00 p.m. Pacific Time
Location	130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656
Record date	Close of business on October 23, 2026
First mailing	On or about October 26, 2026
Eligible voting securities	59,084,675 outstanding shares of Common Stock; one vote per share

Voting matters and Board recommendations

Proposal	Matter	Board recommendation
1

Authorize one reverse stock split at a ratio from 1-for-2 through 1-for-100 selected by the Board, during the 12 months following stockholder approval, subject to the Compliance Condition, with authority to abandon the split.

FOR
2	Amend the Plan solely to include shares underlying outstanding pre-funded warrants in fully-diluted shares for the annual evergreen calculation, while other warrants remain excluded.	FOR
3	Amend the ESPP solely to include shares underlying outstanding pre-funded warrants in fully-diluted shares for the annual ESPP evergreen calculation, while other warrants remain excluded.	FOR
4	Approve one or more adjournments to solicit additional proxies if any substantive proposal lacks sufficient votes.	FOR

The meeting has three substantive proposals and one procedural proposal. No proposal is conditioned on another. The Compliance Condition is set out in the Notice and Proposal 1. The Board may implement one split at any time before the 12-month authority expires, provided that the split complies with applicable laws, rules and regulations, including the applicable rules and requirements of the Exchange (including, while the prior 1-for-72 split remains in the applicable two-year lookback, the Exchange’s cumulative-ratio limit), or may abandon the split in its discretion.

The Equity Plan Proposal does not immediately add a fixed number of shares. It changes the denominator for the existing annual evergreen increases beginning on January 1, 2027 by adding shares underlying pre-funded warrants to such denominator. Each annual increase remains the lesser of 5% of the prior year-end fully-diluted shares or a smaller amount determined by the Board. The ESPP Proposal makes the same change to the fully-diluted shares used for the ESPP’s annual evergreen increases, beginning with the increase on January 1, 2027, which remain the lesser of 1% of the prior year-end fully-diluted shares or a smaller amount determined by the Board. Neither proposal is conditioned on the other. Pre-funded warrants are not outstanding Common Stock and do not carry voting rights merely because their underlying shares are counted for these Plan and ESPP purposes.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact contained in this Proxy Statement, including statements regarding the possible implementation, timing and effects of the reverse stock split, the market price and liquidity of our Common Stock, our continued listing on the Exchange, future equity grants and the annual share reserve increases under the Plan and the ESPP, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this Proxy Statement, including the risks that the Board does not implement a reverse stock split, that a reverse stock split does not increase or sustain the market price or improve the liquidity of our Common Stock or otherwise adversely affects its trading, that approval of the proposals does not result in our continued listing, access to financing or business success, and that future share reserve increases under the Plan and the ESPP depend on our year-end capitalization and determinations by the Board, as well as the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”). We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this Proxy Statement. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

DECEMBER 15, 2026

AEON Biopharma, Inc.

130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656

(949) 354-6499

This Proxy Statement is furnished in connection with the Board's solicitation of proxies for use at the Special Meeting to be held on Tuesday, December 15, 2026, at 1:00 p.m. Pacific Time at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656, and at any adjournment thereof. We expect to begin mailing the Notice of Internet Availability of Proxy Materials on or about October 26, 2026. “AEON,” “Company,” “we,” “us” and “our” refer to AEON Biopharma, Inc. and, where appropriate, its subsidiaries. The information in the Questions and Answers is provided for convenience and summarizes information elsewhere in this Proxy Statement.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

You are receiving these materials because you held Common Stock at the close of business on October 23, 2026, and the Board is soliciting your proxy. You do not need to attend the Special Meeting to vote. Your vote on each substantive proposal is important.

What proposals will be voted on?

Stockholders will vote on the Reverse Stock Split Proposal, the Equity Plan Proposal, the ESPP Proposal and the Adjournment Proposal described in the Notice and Summary. The proposals are independent. No directors are being elected and no advisory executive compensation vote or auditor ratification is being requested at this Special Meeting. Only business specified in the Notice, and procedural matters properly incident to that business, may be transacted.

How does the Board recommend that I vote?

The Board recommends that you vote:

●	“FOR” Proposal 1, the Reverse Stock Split Proposal;
●	“FOR” Proposal 2, the Equity Plan Proposal;
●	“FOR” Proposal 3, the ESPP Proposal; and
●	“FOR” Proposal 4, the Adjournment Proposal.

Who can vote and how many votes do I have?

Holders of record of Common Stock at the close of business on October 23, 2026 may vote. There were 59,084,675 shares outstanding and entitled to vote on that date. Each share has one vote on each proposal.

Holding an option, RSU, warrant, pre-funded warrant or convertible security does not itself entitle its holder to vote the underlying unissued shares.

How can I attend the Special Meeting?

The Special Meeting will be held in person at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656. Please bring government-issued photo identification and evidence of ownership as of October 23, 2026. If you hold your shares in street name, bring an account statement or other acceptable evidence from your intermediary. Attendance is distinct from the right to vote shares held by an intermediary: to vote those shares at the meeting, obtain a legal proxy from the record holder. You may ask questions about administrative procedures by writing to our Corporate Secretary at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656.

What is the difference between a record holder and a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are the record holder and receive our proxy card. If shares are held in a broker, bank or other nominee's name, you are a beneficial owner holding in “street name.” Your intermediary sends a voting instruction form. Follow that form to instruct the intermediary, and obtain a legal proxy if you wish to vote at the meeting.

How do I vote without attending?

Record holders may vote by Internet at www.proxyvote.com, by telephone at 1-800-690-6903, or by completing, signing, dating and mailing the proxy card you may have requested. Internet and telephone instructions are printed on the card. Beneficial owners must follow their intermediary's voting instruction form; the intermediary's methods and cutoffs may differ. To ensure timely receipt, submit Internet and telephone proxies by 11:59 PM ET on December 14, 2026 and ensure mailed proxies arrive by December 14, 2026. Voting at the meeting remains available to eligible holders until the polls close.

Can I change or revoke my proxy?

A record holder may revoke a proxy before it is voted by delivering written revocation to the Corporate Secretary at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656, submitting a later-dated valid proxy, voting again by Internet or telephone before the applicable cutoff, or attending and voting at the meeting. Attendance alone does not revoke a proxy. Beneficial owners should change instructions through their intermediary or obtain a legal proxy and vote at the meeting. A proxy is not irrevocable merely because it has been submitted.

What constitutes a quorum?

The presence, in person or by proxy, of holders of 33.34% in voting power of the shares entitled to vote constitutes a quorum under our bylaws. Abstentions and broker non-votes count toward quorum only if the corresponding shares are actually represented at the meeting. Unreturned cards and uninstructed street-name shares are not automatically present. If a quorum is absent, the meeting may be adjourned as permitted by our bylaws and applicable law.

What are broker non-votes and can my broker vote without instructions?

A broker non-vote arises when an intermediary submits a proxy representing shares but lacks authority to vote them on a non-routine matter because the beneficial owner did not give instructions. The Equity Plan Proposal, ESPP Proposal and Adjournment Proposal are non-routine; brokers cannot vote on them without instructions. The Reverse Stock Split Proposal is routine; brokers may vote on it without instructions.

Stockholders should instruct their intermediary on every proposal and should not rely on discretionary voting. Whether a broker can exercise discretion affects uninstructed shares, not the affirmative-vote standard shown below.

What vote is required and what is the effect of abstentions and broker non-votes?

Proposal	Vote required	Abstentions	Broker non-votes
1 — Reverse Stock Split	Affirmative vote of a majority in voting power of votes cast; FOR must exceed AGAINST.	No effect	No effect on votes cast
2 — Equity Plan	Affirmative vote of a majority in voting power of votes cast; FOR must exceed AGAINST.	No effect	No effect on votes cast
3 — ESPP	Affirmative vote of a majority in voting power of votes cast; FOR must exceed AGAINST.	No effect	No effect on votes cast
4 — Adjournment	Affirmative vote of a majority in voting power of votes cast; FOR must exceed AGAINST.	No effect	No effect on votes cast

For Proposal 1, our Common Stock is listed on the Exchange and the proposed amendment would decrease issued shares without changing their par value or the authorized shares. The Certificate of Incorporation does not expressly require a different vote for this amendment. The Company will implement the proposed amendment under Section 242(d)(2) of the Delaware General Corporation Law (the “DGCL”) only if the Common Stock is listed on a national securities exchange immediately before effectiveness and meets that exchange's minimum-holder requirements immediately after effectiveness. If those conditions fail, it will not implement the proposed amendment unless the vote otherwise satisfies the applicable DGCL Section 242(b) outstanding-share requirements or a new sufficient vote is obtained. All four votes assume a quorum is present, except any adjournment permitted without quorum under applicable law and our bylaws. A tie fails.

How will shares be voted if I sign but do not specify a choice?

Shares represented by a properly signed proxy received before the vote will be voted at the Special Meeting in accordance with the choices specified on the proxy. A properly signed record-holder proxy card returned without choices will be voted “FOR” all four proposals. A beneficial owner's blank voting instruction form is handled under its intermediary's rules and must not be assumed to authorize all four votes. If you give no instructions and your intermediary lacks discretionary authority, it cannot vote your shares on that proposal. The proxy holders may exercise only the discretion permitted by Rule 14a-4 on matters properly incident to the conduct of the meeting.

Why did I receive more than one card or form?

You may have shares in multiple accounts or registered in different names. Vote each card or form to ensure all shares are represented. A vote for one account does not necessarily cover another.

Who is making this solicitation and who pays the expenses?

The Board is making this solicitation and the Company pays its cost. Directors, officers and regular employees may solicit personally, by telephone or electronically without additional compensation. We will reimburse intermediaries for reasonable expenses of forwarding materials. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

Where can I inspect the stockholder list?

A complete list of stockholders entitled to vote will be available for examination for any purpose germane to the meeting during the ten-day period ending on the day before the meeting, during ordinary business hours at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656. Delaware law does not require that we make the list available during the meeting.

What is householding and how can I obtain a separate copy?

Under SEC-permitted householding procedures, only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders, while separate proxy cards or voting instructions are provided. We will promptly deliver a separate copy of this Proxy Statement upon written or oral request to our Corporate Secretary at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656 or (949) 354-6499. Contact the same person to request separate or combined mailings in the future. Beneficial owners should also contact their intermediary concerning its householding practices.

May the meeting be adjourned or postponed?

The Board may postpone the meeting as permitted by our bylaws and applicable law. The Adjournment Proposal seeks stockholder authority to adjourn to solicit further votes on any substantive proposal. Adjournment changes neither the approved scope nor the vote needed for the substantive proposals. If an adjournment is for more than 30 days, notice of the adjourned meeting must be given as required by Delaware law. If a new voting record date is fixed, the Board must also fix a notice record date as required by DGCL Sections 213 and 222. An adjourned date, time and place, or remote communication details, will be announced or provided as permitted by law.

Where will voting results be reported?

The inspector of election will tabulate votes. We intend to announce preliminary results at the meeting and disclose final results in a Form 8-K within four business days. If final results are unavailable, we will disclose preliminary results and amend the Form 8-K within four business days after final results become known, as required by Item 5.07.

Who can help me vote or answer questions?

Contact our Corporate Secretary at (949) 354-6499 or investor.relations@aeonbiopharma.com, or contact your intermediary, for assistance. Questions for the Corporate Secretary may be directed to 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656. This Proxy Statement and the proxy card will be available at www.proxyvote.com.

BACKGROUND FOR THE SPECIAL MEETING

The Board is seeking advance authority to respond to future trading and listing conditions without having to convene another meeting before implementing a reverse stock split, and to make limited changes to the existing denominators used to calculate the annual evergreen share pool increases under the Plan and the ESPP. The Company's prior 1-for-72 reverse stock split became effective on February 26, 2025, after stockholders authorized a 1-for-5 to 1-for-150 range. That prior approval does not authorize the split sought at this meeting. Under the Compliance Condition, the split must comply with applicable laws, rules and regulations, including the applicable rules and requirements of the Exchange. Accordingly, while the prior split remains in the Exchange's applicable lookback, any split must use a ratio that, together with the prior split, complies with the Exchange’s cumulative-ratio limit, as well as other applicable laws and regulations.

On October 5, 2026, the Compensation Committee reviewed and expressed support for the limited-purpose Plan and ESPP amendments. On October 7, 2026, the Board determined that the charter amendment and the limited-purpose Plan and ESPP amendments were advisable and in the best interests of the Company and its stockholders, approved the proposals for submission, recommended stockholder approval and authorized the Special Meeting.

PROPOSAL 1 — THE REVERSE STOCK SPLIT PROPOSAL

Overview and stockholder authorization

We ask stockholders to authorize the Board to amend the Certificate of Incorporation to effect one reverse stock split of Common Stock at any ratio from 1-for-2 through 1-for-100 selected by the Board, during the 12 months following stockholder approval, subject to the Compliance Condition, with authority to abandon the split. Appendix A contains the form of Certificate of Amendment. The Board will select the final ratio and effective time, if any, within this authority. The authority may be exercised only before the first anniversary of stockholder approval. Stockholder approval does not select a ratio or implementation date, cause an immediate split, or require a split. No additional stockholder vote will be sought for a selection within the approved authority, unless then required by law or Exchange rules. The Board may abandon the split before effectiveness under DGCL Section 242(c).

Compliance Condition and cumulative ratio limit

The authorization period ends at 12:00 a.m. Eastern Time on the first anniversary of stockholder approval; effectiveness must precede that deadline. The Board may not effect the split unless and until it complies with applicable laws, rules and regulations, including the applicable rules and requirements of the Exchange. Those requirements include the Exchange’s reverse-split suspension and delisting rules, which take into account the prior 1-for-72 split, effective on February 26, 2025, to the extent it remains within the Exchange’s then-applicable lookback, and any other split within that lookback, as well as the Exchange’s continued listing requirements. This requirement is the Compliance Condition. The Company will not implement a split in violation of it. It will also confirm that the conditions of DGCL Section 242(d)(2) remain satisfied at the effectiveness of the split, including national-exchange listing immediately before and the applicable minimum-holder requirement immediately after effectiveness, or that the stockholder vote otherwise satisfies the applicable Delaware requirements.

Section 1003(f)(vi) of the NYSE American Company Guide (the “Company Guide”) requires suspension and delisting proceedings if an issuer effects one or more reverse splits with a cumulative ratio of 200 shares or more to one during a two-year period. Cumulative ratios multiply rather than add. For example, a 1-for-3 reverse stock split following the Company’s prior 1-for-72 reverse stock split would result in a cumulative ratio of 1-for-216, while a 1-for-2 reverse stock split would result in a cumulative ratio of 1-for-144. Accordingly, if the reverse stock split becomes effective within two years after the February 26, 2025 effective date of the prior 1-for-72 split, such that the prior split must be included in the cumulative-ratio calculation, the selected ratio would need to be less than approximately 1-for-2.78 to remain below the current threshold, assuming no intervening split. For example, a 1-for-2.75 reverse stock split would result in a cumulative ratio of 1-for-198. Once the prior split falls outside the lookback period, a ratio of up to 1-for-100 would remain below the current threshold of 200 shares or more to one, assuming no intervening split. The Board may select a substantially lower ratio. Stockholder approval of a maximum ratio of 1-for-100 does not mean that such a ratio will be operationally appropriate or permissible in the Company's circumstances.

A more permissive rule will not expand the 1-for-100 ceiling. If there is no permissible ratio of at least 1-for-2, no split may be implemented under this authority. The Board may not use this approval for multiple splits. If approved, the Board’s authority to approve the final ratio and implement the split would end immediately before the first anniversary of stockholder approval whether or not the Compliance Condition has then been satisfied.

Reasons for the proposal and Board considerations

The Board believes advance authority may give the Company flexibility to address low-price listing concerns and trading conditions. A higher nominal price may broaden the range of investors or brokers willing to trade our stock, but no such result is assured. The Board will consider the trading price and volatility, market conditions, the available public float and holder base, potential liquidity and odd-lot effects, listing requirements, capitalization and outstanding instrument terms, costs and the Company's business needs. It may conclude that no split is desirable or that a lower ratio is preferable.

Approval does not extend any compliance deadline that may arise. A reverse split addresses nominal share counts and per-share price; we do not expect that it will remedy an equity, market capitalization, financial condition or operational deficiency.

Exchange listing considerations and risks

In addition to the cumulative-ratio restriction, Section 1003(f)(vii) of the Company Guide provides for suspension and delisting if a reverse split causes noncompliance with a continued listing criterion. Such criteria include maintaining at least 200,000 qualifying publicly held shares, at least 300 holders of qualifying publicly held shares and other applicable market value and continued listing requirements. The Exchange's current definitions of qualifying public holdings must be applied; all outstanding shares are not necessarily public shares. The Exchange retains discretionary authority to suspend or delist securities in circumstances that make continued dealings unwarranted.

A rule approved by the SEC provides that, beginning July 1, 2027, a closing price below $0.25 on any trading day will result in immediate suspension and commencement of delisting proceedings, without the ability to follow the procedures under Section 1009 of the Company Guide with respect to that criterion, although the Company would retain the right to appeal a delisting decision. The Exchange also retains authority concerning precipitous price declines and abnormally low prices. The Company's prior split aging out of the two-year lookback period under Section 1003(f)(vi) of the Company Guide does not protect against these or other listing risks before or after implementation. The rule and its effective date will be evaluated by the Board at the time of any split, in addition to the other continued listing criterion under Section 1003(f)(vii) of the Company Guide.

A reverse split cannot assure the continued listing of our stock or that the stock price will increase proportionately or remain higher. The market may respond adversely, and business performance, financing, sales by holders and market conditions may outweigh its mechanical effect. Lower outstanding share counts can reduce trading liquidity, increase volatility and spreads, and make price declines more pronounced. Holders may own odd lots, which may incur higher transaction costs or trade less readily. A split could leave fewer holders or publicly held shares and therefore itself create a listing problem. The Board is prohibited from implementing a split that causes such noncompliance.

Effect on outstanding shares and stockholder rights

At effectiveness, every N issued shares of Common Stock, including treasury shares if any, will be combined into one share, where N is the ratio selected by the Board from 2 through 100. The conversion occurs automatically without action by holders. Except for fractional-share rounding, all holders are affected proportionately and relative ownership and voting power remain the same. The number of votes represented by each post-split share remains one. Par value remains $0.0001. Common Stock rights, preferences and privileges otherwise remain unchanged.

The table illustrates share-count mechanics and does not select a ratio or predict trading prices. The historical counts are as of October 23, 2026 and assume no subsequent issuance, exercise, conversion, repurchase or other change. The illustrations apply simple proportional division, before holder-level rounding and instrument-specific adjustments. Final counts depend on capitalization at effectiveness and rounding.

Item	Before split	At 1-for-2	At 1-for-50	At 1-for-100
Authorized Common Stock	1,040,000,000	1,040,000,000	1,040,000,000	1,040,000,000
Issued Common Stock including treasury	59,084,675	Approximately 29,542,337	Approximately 1,181,693	Approximately 590,846
Outstanding Common Stock	59,084,675	Approximately 29,542,337	Approximately 1,181,693	Approximately 590,846
Treasury Common Stock	0	0	0	0
Shares reserved for all instruments and plans	196,390,418	Approximately 98,195,209	Approximately 3,927,808	Approximately 1,963,904
Authorized unissued and unreserved capacity	784,524,907	Approximately 912,262,454	Approximately 1,034,890,499	Approximately 1,037,445,250

The table above gives effect to our July 2026 public offering, in which we issued 17,851,599 shares of Common Stock and pre-funded warrants to purchase 24,837,008 shares, and the July 23, 2026 issuance of an additional 4,696,102 shares of Common Stock under the underwriters’ over-allotment option. On October 23, 2026, the last reported sale price of our Common Stock on the Exchange was $0.24 per share. No assurance can be given that the post-split market price will equal that price multiplied by N.

Authorized shares and possible dilution

The amendment does not reduce the authorized number of shares of Common Stock or preferred stock. It does not change preferred stock terms. Reducing issued shares while leaving authorized shares unchanged increases the number and proportion of authorized but unissued shares available for future issuance. Except where law, the Plan, Exchange rules or contractual obligations require stockholder approval, the Board may issue available shares without another stockholder vote. The reverse split itself, apart from fractional rounding, is not a proportional dilution of existing holders; subsequent issuances can dilute their voting power, economic ownership and per-share interests. In addition, certain cash-exercise warrants issued to investors in our private placement financing announced in November 2025 and the cash-exercise common stock warrant issued to Daewoong Pharmaceutical Co., Ltd. (“Daewoong”) in our 2026 exchange transaction include provisions that may further adjust the number of shares issuable upon exercise of those warrants following a reverse stock split. After giving effect to the ordinary proportional adjustment for a reverse stock split, if the average VWAP of our Common Stock over the applicable five-trading-day period following the reverse stock split is lower than the then-current exercise price of those warrants, the exercise price of those warrants will be reduced to that average VWAP, subject to the applicable floor price in the warrants, and the number of shares issuable upon exercise of those warrants will be increased so that the aggregate exercise price payable for the then-outstanding warrant shares remains unchanged.

Available shares may be used for financing, compensation, acquisitions or other corporate purposes, subject to applicable requirements. We have outstanding warrants, convertible securities and equity compensation arrangements described in this Proxy Statement. We also maintain an at-the-market sales agreement with Leerink Partners LLC, dated November 29, 2023 and amended December 19, 2025, under which eligible shares of Common Stock may be sold from time to time, subject to its terms and applicable registration and other requirements. As of October 23, 2026, approximately $47.0 million of Common Stock remained available for sale under our at-the-market facility; however, the amount that may be sold from time-to-time is subject to applicable Form S-3 requirements and limitations. The proposal does not approve a particular issuance under Sections 711 or 713 of the Company Guide. Increased capacity could facilitate issuances that make a change of control more difficult or affect control. This disclosure should not be read as limiting the Board's fiduciary duties.

Fractional shares

No fractional shares will be issued. After aggregating a registered holder's fractional entitlements, and DTC participant-level positions where applicable, in accordance with the transfer agent's procedures, the holder otherwise entitled to a fraction will instead receive a whole share by rounding up. Rounding may modestly increase a holder's relative interest and dilute other holders; the aggregate effect depends on accounts and positions at effectiveness. A holder of fewer than N shares will receive one whole post-split share under the aggregation rules. Nominee-held positions will be processed under the nominee's and DTC's applicable procedures, which may differ from direct record-holder treatment. An individual beneficial account is not necessarily entitled to separate rounding if the nominee processes the adjustment at its aggregate participant position. The Company and transfer agent will disclose the operational procedures before implementation.

Options, RSUs, plans and derivative securities

Outstanding options, stock appreciation rights, RSUs, restricted stock and other awards will be adjusted under their governing plans and agreements. Ordinarily the number of underlying shares decreases proportionately and option or warrant exercise prices increase proportionately, preserving the aggregate exercise price, subject to specified rounding and exceptions. Plan share reserves and share-based limits will be adjusted as required by each plan. Cash-denominated limits remain governed by their terms. The split will not itself change vesting or payment dates.

Pre-funded warrants will remain outstanding after the reverse stock split. The number of shares underlying outstanding pre-funded warrants, the nominal remaining exercise prices under those warrants and any share-based provisions will be adjusted under the terms of those instruments, and beneficial-ownership blockers expressed as percentages generally will remain percentage limitations. Ordinary warrants, convertible securities and other derivative securities will be adjusted only as provided in the contracts governing those instruments, including any applicable anti-dilution, rounding, minimum exercise price, beneficial-ownership limitation, cashless exercise and notice provisions. As of October 23, 2026, the Company’s outstanding warrants and other derivative securities included private placement warrants issued in connection with the closing of the merger, Series A warrants and Series B warrants issued in our January 2025 public offering, warrants issued to Odeon Capital Group LLC in October 2025, pre-funded warrants, PIPE warrants and true-up warrants issued in connection with our November 2025 PIPE financing, pre-funded warrants and a common stock warrant issued to Daewoong in connection with our 2026 exchange transaction, pre-funded warrants, two-year milestone warrants and five-year milestone warrants issued in our July 2026 underwritten public offering, and our senior secured convertible note issued to Daewoong in January 2026.

Certain of these instruments contain terms that differ from a simple proportional adjustment. The Series A warrants and Series B warrants issued in our January 2025 public offering included reset and share-combination adjustment provisions; however, the exercise prices of those warrants were previously reset to the applicable floor price following receipt of stockholder approval in February 2025 and, because that floor price is itself subject to adjustment for stock splits, combinations and similar events, the Series A warrants and Series B warrants are not expected to be subject to any further downward adjustment in connection with the reverse stock split other than the ordinary proportional adjustment to reflect the reverse stock split. The PIPE warrants and the common stock warrant issued to Daewoong contain separate post-split price adjustment provisions that could further reduce the applicable exercise price following a reverse stock split. After giving effect to the ordinary proportional adjustment for a reverse stock split, if the applicable VWAP-based measurement price for our Common Stock over the specified five-trading-day period following the reverse stock split is lower than the then-current exercise price of those warrants, the exercise price of those warrants will be reduced to that measurement price, subject to the applicable floor price in the warrants, and the number of shares issuable upon exercise of those warrants will be increased so that the aggregate exercise price payable for the then-outstanding warrant shares remains unchanged. The two-year milestone warrants and five-year milestone warrants issued in our July 2026 underwritten public offering may be exercised, at the holder’s option, either for shares of Common Stock or for pre-funded warrants in lieu of shares of Common Stock, and their underlying share counts and exercise prices are subject to adjustment under their terms. On September 30, 2026, we announced the satisfaction of the contractual acceleration condition for the two-year milestone warrants; those warrants expire on November 16, 2026 unless exercised earlier and therefore are not expected to remain outstanding when any reverse stock split is implemented. The charter amendment will not override any contractual rights under outstanding derivative securities. Different instruments may therefore receive different adjustment, fractional, rounding or notice treatment.

If Proposal 2 is approved, shares underlying pre-funded warrants will be included in the Plan’s evergreen denominator, and if Proposal 3 is approved, they will also be included in the ESPP’s evergreen denominator. The split will not create a second evergreen increase under either plan. The prior-year-end denominator, resulting annual increase and subsequent split adjustment must be reconciled chronologically, without double counting exercised warrants or rounding into additional discretionary compensation. Adjustments will be structured to preserve applicable incentive stock option treatment, the ESPP’s qualification under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and Section 409A compliance to the extent available.

Interests of certain persons

Seongsoo Park, a member of our Board, is the Chief Executive Officer and President of Daewoong. As of October 23, 2026, Daewoong held 12,009,737 shares of our Common Stock, pre-funded warrants to purchase 11,236,631 shares of our Common Stock, a common stock warrant to purchase up to 8,000,000 shares of our Common Stock and our senior secured convertible note due 2030. The Daewoong common stock warrant contains the post-split price adjustment provision described above under “Options, RSUs, plans and derivative securities,” and, if a reverse stock split is effected while the Daewoong common stock warrant remains outstanding, Daewoong will be entitled to any adjustment under that warrant in its capacity as a securityholder. Mr. Park does not personally hold the Daewoong common stock warrant and will not receive any direct benefit from any such adjustment, except to the extent of any economic interest he may have in Daewoong.

Implementation and transfer procedures

If the Board decides to proceed, it will select a ratio within the approved range, ensure that the split satisfies the Compliance Condition, approve the completed Certificate of Amendment and coordinate the effective time with the Exchange, Delaware Secretary of State, transfer agent and DTC. The Company will publicly announce the ratio, effective time and split-adjusted trading date as required. The split will become legally effective only at the date and time specified in the filed Certificate of Amendment. The Company will not file a certificate now with an effective date several months later; final filing will occur in coordination with implementation.

Common Stock will receive a new CUSIP number. Book-entry holdings will be adjusted automatically, subject to applicable intermediary procedures. Holders of certificates will receive instructions from the transfer agent regarding exchange, if required. Do not destroy certificates or submit them before receiving instructions. Until exchanged, certificates will represent the adjusted number of shares. Costs of any exchange procedures will be paid by the Company, subject to ordinary account or transaction fees imposed by intermediaries. Our transfer agent is Continental Stock Transfer & Trust Company, One State Street, 30th Floor, New York, NY 10004. Stockholders may contact Continental at 800-509-5586 (or 212-509-5586 for international calls) or cstmail@continentalstock.com.

Accounting effects

The par value for each share of Common Stock will remain unchanged. Subject to final accounting review, stated capital attributable to Common Stock will decrease in proportion to the reduction in issued shares, and additional paid-in capital will increase correspondingly. Total stockholders' equity generally will not change apart from costs and any rounding effects. Per-share financial data will be adjusted retrospectively as required by applicable accounting standards. The split does not affect the Company's cash balance or underlying business value.

Material United States federal income tax consequences

The following is a general discussion of material U.S. federal income tax consequences to a U.S. holder that owns Common Stock as a capital asset. A U.S. holder generally is a U.S. citizen or resident individual, a corporation organized under U.S. law, an estate subject to U.S. federal income tax regardless of source, or a qualifying trust. This discussion does not address all holder circumstances, state, local or foreign taxes, the Medicare tax, or special rules for banks, tax-exempt persons, dealers, traders, hedging or integrated transactions, partnerships and their partners, holders receiving compensation, or holders of options, warrants or convertible instruments. Such holders should consult their tax advisers.

We intend that the reverse split qualify as a recapitalization under Section 368(a)(1)(E) of the Code. Subject to the fractional-rounding discussion, a U.S. holder generally should recognize no gain or loss on exchanging pre-split Common Stock solely for post-split Common Stock. Aggregate adjusted tax basis generally carries over, and the holding period includes the holding period of the exchanged shares. Separate tax lots may need to be allocated and tracked. The Company generally should not recognize gain or loss from the recapitalization.

The federal tax treatment of receiving an additional fraction of a whole share through rounding up is not entirely certain. A holder may be required to recognize income or gain attributable to the additional share interest, and its basis and holding period may differ from those of shares received solely in the recapitalization. Holders should consult their advisers about this result and basis allocation. The proposed fractional-share treatment is rounding up, rather than cash payment.

No IRS ruling has been requested and no tax opinion is expected to be obtained. This discussion is not binding on the IRS or courts. Each holder should consult its own adviser regarding its particular consequences, including any required reporting. Outstanding awards and derivative securities may have separate tax consequences that depend on their governing terms and adjustments.

Appraisal rights and interests of directors and officers

No appraisal or dissenters' rights are available under the DGCL for this charter amendment. Directors and executive officers holding Common Stock are affected proportionately, subject to rounding, like other holders. Their awards and other instruments will be adjusted under their terms as described above. See “Security Ownership of Certain Beneficial Owners and Management” and “Executive and Director Compensation.”

Consequences of approval and non-approval

Approval gives the Board the single-split authority described above; it does not effect a split, cure a deficiency, guarantee continued listing or approve future securities issuances. If not approved, the Board cannot implement a split under this proposal and may need to seek another stockholder vote or pursue alternatives. Non-approval could limit the Company's ability to respond to future low-price conditions, but approval itself does not assure a favorable outcome. Proposals 2 and 3 can each take effect independently.

Required vote and Board recommendation

The affirmative vote of a majority in voting power of votes cast is required; votes “FOR” must exceed votes “AGAINST.” Abstentions and broker non-votes have no effect on votes cast. Brokers may vote on this routine proposal without specific instructions. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1 — THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 2 — THE EQUITY PLAN PROPOSAL

Overview and purpose

We ask stockholders to approve a limited-purpose amendment and restatement of the Amended and Restated 2023 Incentive Award Plan to include shares underlying outstanding pre-funded warrants in the fully-diluted shares used to calculate annual evergreen increases. Shares underlying other outstanding warrants remain excluded. Appendix B contains the complete amended and restated Plan with the revised provision incorporated. The proposal does not change the existing 5% rate, Board discretion to determine a smaller annual increase, annual measurement date, evergreen years, original fixed share limit, award types, eligibility, vesting requirements, repricing restrictions, director limit, Plan term or ISO grant deadline.

The Amended and Restated 2023 Incentive Award Plan was approved by stockholders on January 21, 2026, following Board adoption on December 2, 2025. It amended and restated the original 2023 Incentive Award Plan (the “Original Plan”). The Plan provides for a fixed aggregate reserve of 17,910,413 shares, subject to applicable capital adjustments and the Plan’s provisions for returning shares subject to awards under the AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (the “Prior Plan”). The proposed adjustment applies to the annual evergreen increases beginning on January 1, 2027 and ending on January 1, 2033. This adjustment will take effect upon stockholder approval but does not reset the Plan’s original or existing Effective Date or extend its term. If approved before the first annual increase, it will apply to that increase using the actual prior-year-end capitalization.

Pre-funded warrants are different from conventional warrants whose exercise requires payment of a material exercise price. In a typical pre-funded warrant issuance, substantially all the economic purchase price of the underlying Common Stock is paid at issuance, leaving a nominal exercise price. These instruments may be used in lieu of immediately issued stock and may include beneficial-ownership limits that defer exercise. They nevertheless remain contractual rights to acquire shares; the underlying shares are not outstanding Common Stock before issuance. Including them in this Plan calculation does not give them voting, dividend or other common-stock rights.

The Board believes counting these substantially funded share equivalents produces an evergreen denominator less dependent on whether investors initially purchased shares of Common Stock or pre-funded warrants, and whether beneficial-ownership limitations defer exercise. The same principle can apply where consideration was satisfied by exchanging or cancelling debt rather than paying cash. It may support equity compensation capacity for attracting and retaining service providers. It also increases potential dilution relative to the current definition when qualifying pre-funded warrants remain outstanding. The Board retains the same discretion to approve a smaller increase.

Exact amendment and definition

Section 11.19's warrant exclusion will be revised from excluding shares underlying “outstanding warrants” to excluding shares underlying outstanding warrants “other than Pre-Funded Warrants” and Section 11.19’s inclusion of shares issuable upon exercise of other equity securities will be revised to include Pre-Funded Warrants. The following definition is added as Section 11.30:

11.30 “Pre-Funded Warrants” means any warrant to acquire shares of Common Stock for a nominal exercise price.

This definition covers existing and future bona fide pre-funded warrants without treating ordinary warrants as pre-funded merely because their exercise price falls or a cashless feature is used. The publicly disclosed Daewoong, PIPE and July 2026 pre-funded warrants have a nominal exercise price of $0.0001 per share, subject to customary capital adjustments. As of October 23, 2026, AEON had outstanding pre-funded warrants to purchase 39,005,349 shares of Common Stock.

Current and proposed evergreen mechanics

Feature	Existing Plan	Plan as amended
Annual increase	Lesser of 5% of fully-diluted shares outstanding on the last day of the preceding year and a smaller Board amount	Unchanged
Fully-Diluted Shares

Outstanding preferred and Common Stock; compensatory awards with performance awards at target and options on the defined net-exercised basis regardless of vesting; other equity/convertible securities on an as-converted-to-Common-Stock basis; all outstanding warrants excluded

Same, except qualifying pre-funded warrant shares are included; other warrants remain excluded
Annual increase years	January 1, 2027 through January 1, 2033	Unchanged
Beneficial-ownership blockers	No warrant shares included	Do not reduce qualifying pre-funded warrant share count for this Plan denominator
Immediate fixed reserve addition	None from this amendment	None; effect occurs through annual increases
Existing Plan Effective Date and term	Existing dates and term	Unchanged

For illustration only, let F equal fully-diluted shares under the current definition and P equal shares underlying qualifying outstanding pre-funded warrants not already included elsewhere. Before any smaller Board determination or applicable rounding, the current annual increase is 5% × F and the proposed annual increase is 5% × (F + P); the potential incremental increase is 5% × P. Options in F are calculated on the Plan's net-exercised basis, assuming surrender of shares with fair market value equal to exercise price and applying the specified rounding, regardless of vesting; performance awards are counted at target. Gross award counts used for overhang must not be substituted for these denominator components. This is an annual addition to the share limit, not a replenishment to make unissued reserve equal 5% of fully-diluted shares. If the Board selects a smaller amount under either formula, the actual difference may be smaller or zero. Exercised warrant shares are counted as outstanding shares and are not counted again as warrant shares. Expired or cancelled warrants are excluded.

Expected effect and dilution information

The following estimate of the next evergreen is illustrative only because the actual calculation will use the Company’s capitalization on December 31, 2026 and may be reduced by the Board. Share numbers are also calculated before any future reverse split; split-adjusted figures will be computed under the Plan’s existing adjustment provisions.

Capitalization and Plan measure	June 30, 2026 historical amount
Outstanding Common Stock	26,307,211
Gross shares underlying outstanding Plan options for award/overhang reporting	98,971
Net-exercised option shares used in fully-diluted shares, under Section 11.19	0
Outstanding preferred stock component under Section 11.19, if any	0 (no outstanding preferred shares reported)
Weighted-average option exercise price and remaining term	$473.68; 6.1 years
Shares underlying outstanding Plan RSUs and other awards, with performance awards at target for fully-diluted shares	12,066,733
Shares underlying awards under other compensation plans counted in fully-diluted shares	5,805,852
Shares underlying other qualifying equity/convertible securities, excluding warrants and duplication	2,902,429
Fully-diluted shares under current definition, F	47,181,196
Shares underlying qualifying pre-funded warrants, P	49,237,297 includes 24,837,008 pre-funded warrants from July 2026 financing
Fully-diluted shares under amended definition, F + P	96,418,493
Ordinary warrant shares remaining excluded	116,573,534 ordinary and milestone warrant shares reported
Plan shares currently available for future awards	5,805,852
Illustrative next annual increase at 5% before Board reduction — existing definition	2,359,060
Illustrative next annual increase at 5% before Board reduction — amended definition	4,820,925
Illustrative incremental shares — 5% × P	2,461,865
Illustrative resulting available Plan reserve after each increase, before grants	Existing: 8,019,790; Proposed: 10,481,655, before grants, recycling, rounding or Board reduction

On June 30, 2026, the last reported sale price of our Common Stock on the Exchange was $0.72 per share. Awards are generally granted in consideration of service and applicable award conditions; the Company also receives an exercise or purchase price where required by an award. No shares are issued merely because the share limit increases. Dilution occurs as awards are granted and settled or exercised. Outstanding pre-funded warrant shares themselves can dilute holders when issued upon the exercise of pre-funded warrants; they are not new dilution caused by this amendment. The amendment can create additional potential award dilution on top of that existing warrant exposure. Future annual differences cannot be predicted because financing, exercises, forfeitures, other securities and Board decisions change the denominator and Plan reserve.

Historical / illustrative overhang measure	June 30, 2026, before increase	After existing-definition increase	After amended-definition increase
This Plan outstanding awards plus available Plan reserve	17,971,556	20,330,616	22,792,481
Plan overhang using defined denominator	46.7%	20.5%	13.3%
Broader equity overhang using defined denominator	182.2%	79.9%	52.0%

Exchange stockholder approval

Section 711 of the Company Guide requires stockholder approval of equity compensation plans and material amendments, subject to specified exceptions. This amendment can materially increase the number of shares available through the evergreen and is submitted for stockholder approval. It is not treated as a merely technical change or as an existing automatic increase already approved under the current denominator. Section 713 of the Company Guide requires approval for a particular financing issuance, which is separate and is not sought by this proposal. The Board will not apply the broadened denominator without stockholder approval of the amendment. Any required Exchange supplemental listing application or notification will be completed before shares are issued under the additional capacity.

Summary of material Plan provisions

The following describes the Plan as amended and is qualified by the complete text in Appendix B. The limited-purpose amendment and restatement does not change the provisions summarized below, except the fully-diluted shares definition expressly described above.

Eligibility and administration. Employees and consultants of the Company and its subsidiaries and directors of the Company are eligible, subject to Plan limitations. The Administrator is the Board or a committee acting under the Plan and applicable law, with authority to select recipients, set award terms, interpret and administer the Plan and delegate as permitted. Incentive stock options may be granted only to eligible employees of the Company, qualifying parent or subsidiary corporations and other entities whose employees are eligible under the Code. As of October 23, 2026, approximately nine employees (including five executive officers), five nonemployee directors and less than ten consultants were eligible to participate in the Plan.

Share limit and recycling. The current share limit under the Plan is 17,910,413 shares, plus annual evergreen additions and the specified returning shares from the Prior Plan, each subject to capital adjustments. Awards that expire, lapse or terminate without full exercise, are forfeited or repurchased at a price not greater than the participant's price paid, as adjusted for an Equity Restructuring, or are paid in cash may return shares as provided in Section 4.2. Shares delivered or retained for an exercise or purchase price or tax withholding return to the pool under Section 4.2. Unissued shares underlying stock-settled SARs and shares repurchased in the market with option proceeds do not return. This recycling can increase available shares beyond the fixed limit and annual additions. Substitute Awards are treated under Section 4.4. The maximum number of shares issuable under incentive stock options is 20,000,000, subject to applicable adjustments. Shares underlying warrants other than Pre-Funded Warrants are not added to the evergreen denominator by this amendment.

Award types and terms. The Plan permits incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock or cash-based awards. Award agreements set vesting, performance, settlement and other terms. Options and SARs generally have an exercise price at least equal to fair market value on grant, subject to Plan exceptions including Substitute Awards and applicable tax law. An incentive option to a greater-than-10% holder requires the applicable 110% price and shorter term. Options and SARs generally may not exceed ten years, and incentive options to such holders generally may not exceed five years. Shares or other permitted consideration may pay the price and withholding amounts under the Plan.

Restricted stock, RSUs and other awards. Restricted shares may be subject to forfeiture and transfer restrictions. Dividends on unvested restricted stock may not be paid unless and until the applicable vesting conditions are satisfied. RSUs are contractual rights to future shares or cash subject to their terms; they are not presently outstanding shares. Other awards may be cash- or share-based, with performance or other conditions. Dividend equivalents may not be granted with options or SARs and, where otherwise granted, are not paid with respect to unvested awards unless and until the applicable vesting conditions are met. The Plan does not require a particular future grant or allocation as a result of this amendment.

Director compensation limit. The aggregate grant-date fair value of awards and cash compensation for a nonemployee director during a calendar year generally cannot exceed $600,000, increased to $750,000 in specified initial-service or chair/lead-independent-director years, subject to the Plan's exclusions and extraordinary-circumstance exception. These cash limits are unchanged. See Section 4.5 for the complete scope, including additional-service and initial-effective-year exclusions.

Capital adjustments and corporate transactions. The Administrator is required to equitably adjust outstanding Awards as it deems appropriate in connection with an Equity Restructuring, and may make adjustments and take the other actions specified in Article VIII in connection with the broader corporate transactions and events described in the Plan. In a Change in Control, awards are subject to continuation, conversion, assumption or replacement under the Plan; if an Assumption does not occur and the participant has not had a Termination of Service, the specified acceleration and cancellation/consideration treatment applies. Performance goals are generally deemed met at target unless an applicable award or other written agreement provides otherwise, and Section 409A may limit payment timing. The amendment does not add a new change-in-control benefit. Existing award agreements may contain additional terms.

Repricing, transfer and recoupment. Except for specified corporate transactions, stockholder approval is required for the repricing and cash-buyout actions specified in Section 9.6. Awards generally are nontransferable other than by will or descent and distribution, subject to Administrator-permitted transfers and Plan requirements. Awards remain subject to applicable Company clawback policies and law. Foreign subplans may be adopted within the Plan's limits.

Amendment and term. The Plan remains in effect for its existing term, ending on January 21, 2036, the tenth anniversary of the Plan Effective Date, unless earlier terminated. Incentive stock options cannot be granted after December 2, 2035. This limited-purpose amendment does not change January 21, 2026 as the effective date used to determine the Plan’s term and does not extend the existing incentive-stock-option grant period. No award may be granted after termination, although outstanding awards remain governed by their terms.

Material United States federal income tax consequences of awards

The amendment of the denominator is not itself a taxable grant or issuance to any participant or warrant holder. The following summarizes material U.S. federal income tax consequences under current law of awards under the Plan. It does not address all circumstances, foreign, state or local taxes, employment taxes or the special treatment of every participant. Participants should consult their advisers. Tax deductions are subject to limitations including Sections 162(m) and 280G and applicable withholding and reporting requirements.

Nonqualified options and SARs. A nonqualified option generally produces no income at grant if it lacks a readily ascertainable fair market value. At exercise, ordinary income generally equals the fair market value of received shares less the exercise price. Subsequent gain or loss generally is capital gain or loss, with basis equal to exercise-date value. SARs generally produce ordinary income on payment equal to cash plus the value of shares received. The Company generally may deduct the amount included in the participant's income, subject to limitations.

Incentive stock options. Grant generally is not taxable. Exercise generally does not produce regular taxable income but may create an alternative minimum tax adjustment. A qualifying disposition after the applicable two-year-from-grant and one-year-from-exercise periods generally produces capital gain or loss, without a Company deduction. A disqualifying disposition generally produces ordinary income limited under the applicable rules, with any remaining gain or loss treated separately, and a corresponding Company deduction subject to limitations.

Restricted stock. Property subject to a substantial risk of forfeiture generally produces ordinary income when it becomes substantially vested, equal to fair market value less the amount paid. A timely Section 83(b) election, ordinarily within 30 days of transfer, instead includes income at transfer and can produce loss limitations if the property is forfeited. Subsequent gain or loss generally is capital. The Company generally has a corresponding deduction subject to limitations.

RSUs and other awards. RSUs, cash awards, dividend equivalents and other deferred stock-based awards generally produce ordinary income when paid or settled, subject to Section 409A and other applicable rules. The Company generally may deduct the corresponding amount subject to limitations. An RSU is not property on which a Section 83(b) election is available at grant.

Section 409A. Noncompliant deferred compensation can result in accelerated income inclusion, an additional 20% federal tax and interest-related charges, and potentially state consequences. Awards are intended to be exempt from or comply with Section 409A, but favorable tax treatment is not guaranteed. Capital adjustments must be reviewed under the applicable option and deferred-compensation rules. The amendment does not change award payment dates.

New Plan benefits and existing plan grant information

Future discretionary benefits under the Plan as amended and restated are not presently determinable because recipients, amounts and award terms depend on future Administrator action. Our Director Compensation Program provides for initial awards with a grant-date fair value of approximately $180,000 and annual awards with a grant-date fair value of approximately $150,000 per eligible director, subject to its terms, continued service and any Board revision of the program; the resulting unit count depends on the future grant-date valuation. The following table reflects that formula for our five compensated nonemployee directors in 2025. The limited-purpose amendment and restatement would not have changed the 2025 awards described below because it creates no immediate fixed reserve and the amended evergreen provisions would first apply to an increase in 2027. Existing historical awards, including cash-settled awards later converted to shares, are disclosed in the compensation tables.

Name	Dollar value	Number of units
Jost Fischer	$150,000	308,641
Eric Carter	$150,000	308,641
Robert Palmisano	$150,000	308,641
Shelley Thunen	$150,000	308,641
Marc Forth	$180,000	370,370
All current executive officers as a group	$1,729,999	3,559,669
All current nonemployee directors as a group	$780,000	1,604,934
All employees, including officers who are not executive officers, as a group	$60,000	123,456

The following table separately reports cumulative options received by the required persons and groups under the existing Plan, including the Original Plan to the extent it is the same amended plan, through October 23, 2026. It is not limited to outstanding options or last-year grants. Counts must reflect applicable capital adjustments.

Person or group	Number of option shares cumulatively received
Robert Bancroft	-
Marc Forth	50,422
Jost Fischer	3,257
Chad Oh	11,949
Alex Wilson	10,542
All current executive officers as a group	24,611
All current nonemployee directors as a group	61,225
All employees, including officers who are not executive officers, as a group	1,200

Interests, consequences and required vote

Our directors and executive officers, including each person who has served as a director or executive officer at any time since January 1, 2025, the beginning of our last fiscal year, and who remains eligible to participate in the Plan, have an interest in the Equity Plan Proposal because they are eligible to receive awards under the Plan. Under our Director Compensation Program, each eligible nonemployee director receives an annual award with a grant-date fair value of approximately $150,000, which would be granted under the Plan. Because of limits on the number of shares available under the Plan, the 2025 annual director awards were granted as cash-settled restricted stock units in place of options, which the Board later approved for settlement in shares in March 2026. Because the amendment and restatement would result in larger annual evergreen increases, it would increase the number of shares available for these director awards and for awards to our executive officers. Their interests may differ from those of stockholders who are not participants. Current holdings and compensation are disclosed below; future grants remain subject to Administrator discretion and existing limits.

If approved, the limited-purpose amendment and restatement becomes effective on stockholder approval and will apply to subsequent scheduled evergreen increases, including the first if approval occurs before that increase. It does not add an immediate fixed reserve or retrospectively change a prior increase. If not approved, the existing Plan continues, shares underlying all outstanding warrants remain excluded and existing awards remain outstanding under their terms. Approval or rejection of Proposal 1 or Proposal 3 does not affect this result.

The affirmative vote of a majority in voting power of votes cast is required; votes “FOR” must exceed votes “AGAINST.” Abstentions and broker non-votes have no effect on votes cast. Brokers cannot vote on this non-routine proposal without specific instructions. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 — THE EQUITY PLAN PROPOSAL.

EXECUTIVE AND DIRECTOR COMPENSATION

Scope and named executive officers

We provide the applicable executive and director compensation information because executive officers and directors participate in the Plan and executive officers are eligible to participate in the ESPP. We are a smaller reporting company and an emerging growth company and use the applicable scaled compensation disclosure requirements. Our named executive officers for the year ended December 31, 2025 were Robert Bancroft, President and Chief Executive Officer; Marc Forth, former President and Chief Executive Officer; Jost Fischer, former Interim President and Chief Executive Officer; Chad Oh, Chief Medical Officer; and Alex Wilson, Chief Legal & Strategy Officer and Corporate Secretary. The current-officer Plan benefit groups above are distinct from this historical compensation population.

Summary compensation table

The following table reports compensation for the years ended December 31, 2025 and December 31, 2024. Dollar values and award counts in this section are historical and already reflect the February 26, 2025 1-for-72 reverse stock split where applicable.

Name and principal position	Year	Salary $	Director $ (4)	Bonus $ (1)	Stock awards $ (2)	Option awards $ (2)	Total $
Robert Bancroft President and Chief Executive Officer	2025	286,438	-	157,377	88,197	21,843	553,855
	2024	-	-	-	-	-	-
Marc Forth Former President and Chief Executive Officer	2025	135,616	33,250	-	180,000	-	348,866
	2024	550,000	-	-	392,557	4,102,042	5,044,599
Jost Fischer (3) Former Interim President and Chief Executive Officer	2025	-	87,500	-	150,000	-	237,500

Chad Oh Chief Medical Officer	2025	425,000	-	316,767	640,000	-	1,381,767
	2024	425,000	-	42,500	160,226	1,674,287	2,302,013
Alex Wilson Chief Legal & Strategy Officer; Corporate Secretary	2025	400,000	-	325,333	640,000	-	1,365,333
	2024	400,000	-	24,000	150,212	1,569,644	2,143,856

(1) The Bonus column includes the 2025 bonus amounts described under “Salary and incentive compensation” below.

(2) Stock and option amounts are ASC Topic 718 grant-date fair values rather than compensation realized by the individual. The valuation assumptions appear in Note 10, Share-based Compensation—Stock Incentive Plans, to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3) Mr. Fischer served as Interim President, Chief Executive Officer and principal executive officer from April 4, 2025 until Mr. Bancroft’s appointment on April 29, 2025. Mr. Fischer received stock and option awards for nonemployee director service consistent with the Company’s Director Compensation Program. Mr. Fischer received no incremental compensation for interim executive service; his Board compensation is reported here.

(4) The Director column represents the compensation for nonemployee directors. Mr. Forth’s director fees were prorated for Board service after his resignation as CEO, effective April 4, 2025. Mr. Fischer received compensation for nonemployee director service consistent with the Company’s Director Compensation Program. Mr. Fischer received no incremental compensation for interim executive service; his Board compensation is reported here.

Narrative to summary compensation table and material arrangements

Salary and incentive compensation. The 2025 annual salary rates were $425,000 for Mr. Bancroft, $550,000 for Mr. Forth, $425,000 for Dr. Oh and $400,000 for Mr. Wilson. Mr. Forth’s CEO service ended on April 4, 2025 and Mr. Bancroft’s began on April 29, 2025, so the table reports their actual service-period salaries. Mr. Fischer received no salary for interim executive service.

The Board determines annual cash incentives based on its assessment of individual contributions and corporate development, operating, financing, budget and product-development or regulatory milestones. The 2025 annual targets were 50% of salary for Mr. Bancroft and 40% for each of Dr. Oh and Mr. Wilson. Messrs. Forth and Fischer received no 2025 annual bonus. Actual reported bonus amounts appear in the table.

The Board also approved a one-time retention program equal to 50% of base salary, vesting on the first anniversary subject to continued employment. The amounts attributable to 2025 for Dr. Oh and Mr. Wilson were $141,667 and $133,333, respectively; those bonuses vested in April 2026.

Equity compensation. In 2025, Mr. Bancroft received 177,103 RSUs and 59,034 options under the 2025 Employee Inducement Incentive Award Plan (the “Inducement Plan”). Dr. Oh and Mr. Wilson each received 1,316,872 cash-settled RSUs under the Plan (referred to in the compensation and equity compensation plan disclosures as the “2023 Plan”). These awards vest 25% annually over four years, subject to continued service. In March 2026, the Board changed the identified cash-settled awards to share settlement upon vesting, retaining their other terms. Our named executive officers received no other equity awards for executive service in 2025.

Other benefits. Eligible executives participate in our employee 401(k), health, dental, vision, disability and life-insurance arrangements on generally the same terms as other eligible employees. The Company does not make matching 401(k) contributions or gross up executives’ personal income taxes.

Employment, termination and change-in-control arrangements. The following summarizes the material terms of our employment agreements with our named executive officers. Qualifying severance benefits require a timely signed and unrevoked release and continued compliance with applicable restrictive covenants. Each described agreement provides for the better after-tax outcome between full parachute payments and a reduction that avoids the Section 4999 excise tax. The related confidentiality and inventions agreements include customary restrictions and a two-year post-employment non-solicitation covenant.

Mr. Forth’s amended agreement, effective at the July 21, 2023 business combination, provided a $550,000 annual salary and a 100%-of-salary target annual bonus. Before his April 4, 2025 resignation, termination without cause or resignation for good reason would have provided 12 months of salary continuation, a prorated target bonus and 12 months of Company-paid group-health continuation, subject to the agreement’s conditions. This description does not imply that Mr. Forth remains an employee or that those payments became payable on resignation.

Mr. Bancroft’s agreement became effective April 29, 2025 and provides a $425,000 annual salary and 50% target bonus. An employer termination other than for cause, death or disability, or a good-reason resignation, provides six months of salary continuation, 50% of the target bonus for that year and six months of Company-paid health continuation. A without-cause termination or good-reason resignation within two months before or six months after a change in control instead provides 12 months of salary, 100% of the target bonus and 12 months of health continuation. If termination occurs on or within six months after the change in control, the salary severance is paid in a lump sum within 60 days. Effective February 17, 2026, Mr. Bancroft’s annual base salary was increased to $475,000.

Dr. Oh’s and Mr. Wilson’s agreements became effective at the business combination and provide annual salaries of $425,000 and $400,000, respectively, and 40% target bonuses. Qualifying ordinary terminations, excluding cause, death and disability, or good-reason resignations, provide six months of salary, 50% of the target bonus and six months of Company-paid health continuation. Qualifying terminations within two months before or 12 months after a change in control instead provide 12 months of salary, 100% of the target bonus and 12 months of health continuation. Salary severance for a termination on or within 12 months after the change in control is paid in a lump sum within 60 days. Effective February 17, 2026, Mr. Wilson’s annual base salary was increased to $420,000.

Participation in the Plan does not itself promise a future grant.

Outstanding equity awards at fiscal year end

The table reports awards outstanding at December 31, 2025. Unvested-unit market values use the December 31, 2025 closing price of $1.10. The historical grant and vesting dates are shown separately; they do not represent a new 2026 grant. The indicated earnout units retain their disclosed performance conditions.

Name	Grant date	Vesting start	Options exercisable #	Options not exercisable #		Exercise price $		Option expiry	Unvested stock / units #		Unearned stock / units #		Market value $ (1)
Robert Bancroft	4/29/2025	4/29/2025	-	59,034	(2)	0.41	(4)	4/28/2035	-		-		-
	5/14/2025	4/29/2025	-	-		-		-	177,103	(6)	-		194,813
Marc Forth	11/20/2019	6/11/2019	13,481	-		720.00	(3)	11/19/2029	-		-		-
	8/5/2020	7/1/2020	4,501	-		720.00	(3)	8/4/2030	-		-		-
	9/9/2021	3/5/2021	4,047	-		720.00	(3)	9/8/2031	-		-		-
	3/9/2022	3/9/2022	3,974	1,325	(2)	720.00	(3)	3/8/2032	-		-		-
	3/9/2022	3/9/2022	2,023	674	(2)	720.00	(3)	3/8/2032	-		-		-
	4/26/2023	4/26/2023	-	-		-		-	1,944	(6)	-		2,138
	3/19/2024	3/19/2024	738	2,213	(2)	1,036.80	(4)	3/18/2034	-		-		-
	8/31/2024	8/31/2024	15,508	1,938	(5)	59.76	(4)	8/30/2034	-		-		-
	8/31/2024	8/31/2024	-	-		-		-	6,538	(7)	-		7,192
	5/21/2025	5/21/2025	-	-		-		-	370,370	(8)	-		407,407
Jost Fischer	8/5/2020	3/4/2020	306	-		720.00	(3)	8/5/2030	-		-		-
	3/5/2021	3/5/2021	275	-		720.00	(3)	3/5/2031	-		-		-
	3/9/2022	3/9/2022	295	-		720.00	(3)	3/9/2032	-		-		-
	4/26/2023	4/26/2023	-	-		-		-	-		458	(10)	504
	8/14/2023	8/14/2023	545	273	(9)	393.84	(4)	8/13/2033	-		-		-
	3/19/2024	3/19/2024	75	151	(9)	1,036.80	(4)	3/18/2034	-		-		-
	8/31/2024	8/31/2024	1,188	149	(5)	59.76	(4)	8/30/2034	-		-		-
	8/31/2024	8/31/2024	-	-		-		-	501	(7)	-		551
	5/21/2025	5/21/2025	-	-		-		-	308,641	(8)	-		339,505
Chad Oh	8/23/2021	5/31/2021	2,023	-		720.00	(3)	8/23/2031	-		-		-
	3/9/2022	3/9/2022	1,200	400	(2)	720.00	(3)	3/8/2032	-		-		-
	4/26/2023	4/26/2023	-	-		-		-	698	(6)	-		768
	3/19/2024	3/19/2024	301	904	(2)	1,036.80	(4)	3/18/2034	-		-		-
	8/31/2024	8/31/2024	6,330	791	(5)	59.76	(4)	8/30/2034	-		-		-
	8/31/2024	8/31/2024	-	-		-		-	2,669	(7)	-		2,936
	5/21/2025	5/21/2025	-	-		-		-	1,316,872	(8)	-		1,448,559
Alex Wilson	8/23/2021	8/9/2021	1,079	-		720.00	(3)	8/23/2031	-		-		-
	10/20/2021	10/20/2021	176	-		720.00	(3)	10/19/2031	-		-		-
	3/9/2022	3/9/2022	1,111	370	(2)	720.00	(3)	3/8/2032	-		-		-
	4/26/2023	4/26/2023	-	-		-		-	566	(6)	-		623
	3/19/2024	3/19/2024	283	848	(2)	1,036.80	(4)	3/18/2034	-		-		-
	8/31/2024	8/31/2024	5,934	742	(5)	59.76	(4)	8/30/2034	-		-		-
	8/31/2024	8/31/2024	-	-		-		-	2,502	(7)	-		2,752
	5/21/2025	5/21/2025	-	-		-		-	1,316,872	(8)	-		1,448,559

(1) Unvested-unit market values use $1.10 per share, the December 31, 2025 closing price.

(2) Indicated options vest 25% on each of the first four anniversaries of the vesting commencement date, subject to continued service.

(3) Indicated $720.00 prices reflect repricing at the Subsidiary Merger, business-combination conversion and the February 26, 2025 reverse split.

(4) Other indicated option prices reflect grant-date fair market value and applicable adjustments for the February 26, 2025 reverse split.

(5) Indicated options vest in equal monthly installments over 18 months following vesting commencement, subject to continued service.

(6) Indicated RSUs vest 25% on each of the first four anniversaries of vesting commencement, subject to continued service.

(7) Indicated RSUs vest in full on the second anniversary of vesting commencement, subject to continued service.

(8) These were cash-settled RSUs with 25% annual vesting over four years. In March 2026, the Board approved conversion to share-settled RSUs under the 2023 Plan with otherwise unchanged terms.

(9) Indicated options vest 33.3% on each of the first three anniversaries of vesting commencement, subject to continued service.

(10) The 458 earnout RSUs comprise 122 units conditioned on FDA acceptance for review of a cervical-dystonia BLA by November 30, 2026; 122 conditioned on an episodic-migraine BLA by June 30, 2029; and 214 conditioned on a chronic-migraine BLA by June 30, 2028, with continued service also required. These are historical award conditions, not predictions of regulatory outcomes.

Director compensation

The following table reports 2025 compensation for nonemployee directors, except for Mr. Forth and Mr. Fischer who are reported on the Summary Compensation table above. Mr. Bancroft received no additional compensation for employee-director service.

Director	Cash fees $	Stock awards $ (1)	Option awards $ (1)	Total $
Eric Carter	57,500	150,000	-	207,500
Robert Palmisano	57,500	150,000	-	207,500
Shelley Thunen	62,500	150,000	-	212,500
Seongsoo Park (2)	-	-	-	-

(1) Award values are ASC Topic 718 grant-date fair values rather than realized proceeds. The valuation assumptions appear in Note 10, Share-based Compensation—Stock Incentive Plans, to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2) Mr. Park, affiliated with Daewoong and appointed April 12, 2024, received no 2025 director compensation.

At December 31, 2025, directors held the following unvested RSUs and outstanding options (including both exercisable and unexercisable options):

		Options Outstanding at Fiscal Year End
Name	RSUs Unvested at Fiscal Year End	ABP 2019 Plan	2023 Plan
Eric Carter	309,142	290	2,494
Jost Fischer	309,600	876	2,381
Marc Forth	378,852	30,025	20,397
Robert Palmisano	309,142	-	2,381
Shelley Thunen	309,142	-	2,381
Seongsoo Park	-	-	-

Our Director Compensation Program provides a $45,000 annual Board retainer and an additional $25,000 chairman retainer. Annual committee-chair retainers are $15,000 for Audit, $10,000 for Compensation and $7,500 for Nominating and Corporate Governance. Non-chair member retainers are $7,500, $5,000 and $2,500, respectively. Fees are paid quarterly in arrears and prorated for partial quarters.

The Director Compensation Program also provides for initial option awards with approximately $180,000 grant-date fair value, vesting over three annual installments, and annual option awards with approximately $150,000 grant-date fair value, vesting on the earlier of the first grant anniversary or the next annual meeting. Continued service is required and change-in-control acceleration applies. Because of 2025 share-pool limits, cash-settled RSUs were used in place of annual options. Each nonemployee director other than Mr. Park and Mr. Forth received 308,641 cash-settled RSUs vesting on the first anniversary of grant, and Mr. Forth received 370,370 cash-settled RSUs as his initial grant, vesting in three annual installments. The Board approved share settlement of these RSUs in March 2026.

Additional applicable compensation disclosure

As a smaller reporting company, we provide the scaled executive-compensation tables and narrative required by Items 402(l)–(r) of Regulation S-K. As an emerging growth company, we are exempt from Item 402(v) pay-versus-performance disclosure.

Recovery of erroneously awarded compensation and option grant practices

Our clawback policy covers specified erroneously awarded incentive compensation received by Section 16 officers on or after October 2, 2023, consistent with SEC and Exchange requirements.

Equity awards are ordinarily granted in the first-quarter annual process and on commencement of employment. We do not grant awards in anticipation of material nonpublic information or time its release to affect executive compensation. If the Compensation Committee knows material nonpublic information when considering a grant, it evaluates whether a delay is appropriate. Option exercise prices use the grant-date closing price on the Exchange, or the preceding trading-day close if the grant date is not a trading day. No 2025 named executive officer option grants occurred during the four-business-day period before or one-business-day period after the specified periodic-report or material-information Form 8-K filings.

EQUITY COMPENSATION PLAN INFORMATION

The following historical table provides equity compensation plan information as of December 31, 2025. Its notes identify cash-settled RSUs subsequently converted to shares in March 2026.

Plan Category	Securities to be issued on outstanding awards (a)		Weighted-average option exercise price (b) (1)	Securities available for future issuance (c)
Equity compensation plans approved by security holders (2)	5,410,596	(3)	473.68	60,225	(4)
Equity compensation plans not approved by security holders (5)	731,175	(6)	0.41	268,825	(7)
Totals	6,141,771		-	329,050

(1) Weighted-average exercise prices exclude RSUs, which have no exercise price, and include outstanding options only.

(2) Plans approved by security holders comprise the AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan (the “ABP 2019 Plan”), the 2023 Plan and the ESPP.

(3) Awards outstanding under plans approved by security holders comprise 47,955 options and 9,351 RSUs under the ABP 2019 Plan, and 51,016 options, 14,215 share-settled RSUs and 5,288,059 cash-settled RSUs under the 2023 Plan. The identified cash-settled awards were approved for share settlement in March 2026 with otherwise unchanged terms.

(4) As of December 31, 2025, 40,806 shares remained available for issuance under the 2023 Plan and 19,419 shares remained available for issuance under the ESPP. Further grants are not permitted under the ABP 2019 Plan, but eligible forfeited shares may return to the 2023 Plan. The ESPP became effective in July 2023 and had no offering period in effect at December 31, 2025. The Plan, as currently in effect and approved January 21, 2026, uses 5% of prior-year-end fully-diluted shares for annual increases beginning January 1, 2027 through January 1, 2033, subject to a smaller Board determination. The ESPP has a separate annual increase mechanism, which is the subject of the ESPP Proposal.

(5) The plan not approved by security holders is the Inducement Plan, adopted by the Board in April 2025 pursuant to the applicable Exchange exceptions. It permits nonqualified options, RSUs, restricted stock,

SARs, performance shares and performance units. Its terms generally follow the 2023 Plan, with provisions addressing the applicable inducement or acquisition/merger exception. Inducement grants are limited to eligible persons beginning employment or returning after a bona fide interruption, where the award is a material inducement to enter employment. The Board initially reserved 1,000,000 shares and added another 1,000,000 in March 2026.

(6) Outstanding awards under the Inducement Plan comprise 59,034 options and 672,141 RSUs.

(7) Represents 268,825 shares of Common Stock remaining available for future issuance under the Inducement Plan as of December 31, 2025. Does not reflect the additional 1,000,000 shares reserved under that plan in March 2026. Excludes shares underlying warrants issued in financing transactions, which are not awards under any equity compensation plan.

PROPOSAL 3 — THE ESPP PROPOSAL

Overview and purpose

We ask stockholders to approve a limited-purpose amendment and restatement of the ESPP to include shares underlying outstanding pre-funded warrants in the fully-diluted shares used to calculate the ESPP’s annual evergreen increases. Shares underlying other outstanding warrants remain excluded. On October 7, 2026, the Board approved the amended and restated ESPP, subject to stockholder approval. Appendix C contains the complete ESPP, as amended and restated. Apart from this change, the renaming of the ESPP and related conforming and renumbering changes, the amendment and restatement does not change the ESPP’s initial share reserve, 1% evergreen rate, Board discretion to determine a smaller annual increase, annual measurement date, evergreen years, aggregate share limit, eligibility requirements, purchase price, offering terms or other material terms.

The ESPP originally became effective on July 21, 2023, in connection with the closing of our business combination with Priveterra Acquisition Corp. As of December 31, 2025, 19,419 shares remained available for issuance under the ESPP, and no offering period was in effect.

The Board’s reasons for the amendment are the same as those described under “Overview and purpose” in Proposal 2. The amendment also keeps the capitalization measure used for the ESPP consistent with the measure proposed for the Plan, although the two proposals are not conditioned on each other. It increases potential dilution relative to the current definition while pre-funded warrants remain outstanding, and the Board retains discretion to approve a smaller increase in any year.

Exact amendment and definition

Section 2.17’s warrant exclusion will be revised from excluding shares subject to “warrants outstanding on such date” to excluding shares subject to such warrants “other than Pre-Funded Warrants,” and clause (iii) will expressly include Pre-Funded Warrants. The following definition, which is the same in substance as the Plan definition described in Proposal 2, is added as Section 2.24, with subsequent sections renumbered:

2.24 “Pre-Funded Warrants” means any warrant to acquire shares of Common Stock for a nominal exercise price.

Expected effect and dilution information

The amendment does not immediately add a fixed number of shares to the ESPP. It changes the denominator for the remaining annual evergreen increases, beginning with the increase on January 1, 2027 (if approved before that date) and ending with the increase on January 1, 2033. Each annual increase remains the lesser of 1% of the fully-diluted shares on the last day of the preceding calendar year and a smaller number of shares determined by the Board, and total issuances remain subject to the ESPP’s aggregate limit. For illustration only, if the 39,005,349 shares underlying pre-funded warrants outstanding as of October 23, 2026 remained outstanding on December 31, 2026, the amendment would increase the maximum January 1, 2027 evergreen increase by approximately 390,053 shares. Actual amounts will depend on year-end capitalization, any reverse stock split and any Board determination of a smaller increase.

Stockholder approval

Section 9.1 of the ESPP requires stockholder approval of any amendment that increases the aggregate number of shares that may be sold under the ESPP. Because this amendment can increase the number of shares available through the ESPP evergreen, it may also be treated as the adoption of a new plan under Treasury Regulation Section 1.423-2(c)(4), which must be approved by stockholders within 12 months for the ESPP to remain qualified under Section 423 of the Code. The Board will not apply the broadened denominator without stockholder approval.

Summary of material ESPP provisions

The following describes the ESPP as amended and restated and is qualified by the complete text in Appendix C. The amendment and restatement does not change the provisions summarized below, except the fully-diluted shares definition described above. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

Shares available. Subject to adjustment, the ESPP authorizes the issuance of 488,146 shares of Common Stock. This amount increases on January 1 of each year from 2024 through 2033 by the lesser of 1% of the fully-diluted shares on the last day of the preceding calendar year and a smaller number determined by the Board. No more than 50,000,000 shares may be issued under the ESPP, subject to adjustment. Shares not purchased under a right that terminates without being exercised again become available. Shares issued under the ESPP may be authorized but unissued shares, treasury shares or shares purchased on the open market.

Administration. The Compensation Committee administers the ESPP unless the Board determines otherwise or assumes administration. The Administrator may construe and interpret the ESPP, establish the terms of each offering, designate participating subsidiaries and adopt rules for the ESPP’s administration.

Eligibility. Employees of the Company and its designated subsidiaries are eligible to participate. However, an employee who would own 5% or more of the total combined voting power or value of our stock immediately after a grant may not participate. In an offering document, the Administrator may also exclude highly compensated employees, employees who have not met a service requirement of up to two years, employees customarily employed for 20 hours or less per week or for less than five months in a calendar year, and certain non-U.S. employees where local law requires, with any exclusion applied uniformly as Section 423 of the Code requires. Nonemployee directors are not eligible. As of October 23, 2026, approximately nine employees, including five executive officers, were eligible to participate in the ESPP.

Offering periods. The Administrator establishes offering periods, each of which may include one or more purchase periods and may not exceed 27 months. Unless the Administrator designates otherwise, a participant may purchase no more than 50,000 shares in an offering period with one purchase period, or in each purchase period of an offering period with more than one purchase period. Purchase rights are granted on the enrollment date of each offering period and are exercised automatically on each purchase date to buy the number of whole shares that the participant’s accumulated payroll deductions will purchase at the purchase price. A right expires on the earliest of the last purchase date of the offering period, the last day of the offering period and the participant’s withdrawal. If purchases would exceed the shares available, the Administrator may allocate the available shares pro rata.

Payroll deductions and withdrawal. Participants elect payroll deductions in whole percentages of compensation of at least 1% and no more than the maximum set by the Administrator, which is 15% absent a different designation. Unless the Administrator specifies otherwise, a participant may make two decreases and one suspension, but no increases, during an offering period. A participant may withdraw all, but not less than all, accumulated payroll deductions no later than one week before the end of the offering period or, if earlier, the purchase period, or within another period the Administrator specifies. Enrollment generally continues for subsequent offering periods unless the participant withdraws or becomes ineligible.

Purchase price and limits. The purchase price may not be less than 85% of the lower of the fair market value of a share on the enrollment date and on the purchase date. It is 85% of that lower value if the Administrator does not specify a different price. A participant’s rights to purchase stock under all of our employee stock purchase plans may not accrue at a rate exceeding $25,000 of fair market value, determined at the start of the offering period, for each calendar year in which the rights are outstanding. Participants pay the purchase price with accumulated payroll deductions or other payments permitted by the ESPP or an offering document, and the Company receives no other consideration for granting purchase rights. On October 23, 2026, the closing price of Common Stock as reported on the Exchange was $0.24 per share.

Adjustments and corporate transactions. If a dividend, recapitalization, Change in Control or similar corporate event affects the Common Stock, the Administrator will make the equitable adjustments, if any, it determines appropriate to the shares available, the share limits, outstanding rights and the purchase price. In connection with a Change in Control or other unusual or nonrecurring event, the Administrator may, among other actions, provide for the cash-out, replacement, assumption or substitution of outstanding rights; adjust outstanding rights; set an earlier purchase date and end ongoing offering periods; or terminate outstanding rights. No adjustment may be made that would cause the ESPP to fail to satisfy Section 423 of the Code.

Amendment and termination. The Administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval is required for any amendment that increases the aggregate number, or changes the type, of shares that may be sold under the ESPP (other than adjustments for capitalization changes), that would be treated as the adoption of a new plan under Treasury Regulation Section 1.423-2(c)(4), or that would cause the ESPP to cease to qualify under Section 423 of the Code. No rights may be granted during any suspension or after termination of the ESPP. The ESPP has no fixed expiration date, although the annual evergreen increases end with the increase on January 1, 2033. Purchase rights are not transferable other than by will or the laws of descent and distribution and are exercisable during a participant’s lifetime only by the participant.

Material United States federal income tax consequences

The amendment of the denominator is not itself a taxable grant or issuance to any participant. The following is a general summary of the U.S. federal income tax consequences of participating in the ESPP, assuming it qualifies under Section 423 of the Code. It does not address state, local, non-U.S. or employment taxes. Payroll deductions are made from after-tax compensation. A participant recognizes no taxable income when a purchase right is granted or exercised. If the participant disposes of the shares more than two years after the first day of the offering period and more than one year after the purchase date, the participant recognizes ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at disposition over the purchase price and (2) the excess of the fair market value of the shares on the first day of the offering period over the purchase price, determined as if the right had been exercised on that day. Any further gain is long-term capital gain. If the participant disposes of the shares before those holding periods are met, the participant recognizes ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price, and any further gain or loss is capital gain or loss. The Company is generally entitled to a deduction only for ordinary income a participant recognizes on a disqualifying disposition, subject to applicable limitations.

New ESPP benefits and existing-ESPP purchase information

Participation in the ESPP is voluntary, and the benefits depend on each eligible employee’s elections and on future share prices. Accordingly, the benefits or amounts that any participant or group will receive under the ESPP are not presently determinable. Nonemployee directors are not eligible to participate.

Since it became effective on July 21, 2023 through October 23, 2026, no purchases have occurred under the ESPP.

Interests, consequences and required vote

Our executive officers, including each person who has served as an executive officer at any time since January 1, 2025, the beginning of our last fiscal year, and who remains eligible to participate in the ESPP, are eligible to participate in the ESPP and may benefit from increased share capacity. Their interests may differ from those of stockholders who are not participants. Our nonemployee directors are not eligible to participate. If approved, the amendment and restatement becomes effective on stockholder approval and will apply to subsequent scheduled evergreen increases, including the first if approval occurs before that increase. It does not add an immediate fixed reserve or retrospectively change a prior increase. If not approved, the ESPP continues under its current terms, shares underlying all outstanding warrants, including pre-funded warrants, remain excluded from fully-diluted shares for ESPP purposes, and any outstanding purchase rights remain outstanding under their terms. Approval or rejection of Proposal 1 or Proposal 2 does not affect this result. The affirmative vote of a majority in voting power of votes cast is required; votes “FOR” must exceed votes “AGAINST.” Abstentions and broker non-votes have no effect on votes cast. Brokers cannot vote on this non-routine proposal without specific instructions. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3 — THE ESPP PROPOSAL.

PROPOSAL 4 — THE ADJOURNMENT PROPOSAL

The Board asks stockholders to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if the Reverse Stock Split Proposal, the Equity Plan Proposal or the ESPP Proposal lacks sufficient votes. This procedural proposal permits additional solicitation while preserving the three substantive proposals for consideration. It is not conditioned on their approval and does not alter their terms or required votes.

If approved, the chair may adjourn the meeting within the scope of this authority and applicable law, even if stockholders have voted against a substantive proposal at that time. An adjournment may extend the voting period and increase solicitation costs. The Company will provide any notice, new record date or additional disclosure required by applicable law. Authority to adjourn for lack of quorum or another permissible procedural reason under our bylaws and applicable law is separate from this proposal; its rejection does not repeal those powers. Adjournment may not be used inconsistently with the Board's duties or the stockholders' voting rights.

Approval requires the affirmative vote of a majority in voting power of votes cast; votes “FOR” must exceed votes “AGAINST.” Abstentions and broker non-votes have no effect on votes cast. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4 — THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 23, 2026 by each person known by us to beneficially own more than 5% of our Common Stock, each of our directors, each of our named executive officers and all of our current directors and executive officers as a group. Except as indicated in the footnotes, correspondence may be directed to the Company at its current offices, 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656.

Beneficial ownership is determined under Rule 13d-3. Common Stock acquirable within 60 days by exercise or conversion is included in that person's ownership and denominator, but not other persons' denominators. Beneficial-ownership blockers in warrants or convertible securities are reflected where legally applicable; underlying shares blocked beyond the relevant period are not automatically deemed beneficially owned. The Plan evergreen calculation is different and counts qualifying pre-funded warrant shares without reduction for those blockers. Percentage ownership is based on 59,084,675 shares of Common Stock outstanding as of October 23, 2026. Voting and investment power qualifications, shared power and any relationships are stated in the footnotes.

Name and address	Shares owned	Shares acquirable within 60 days	Total beneficial ownership	Percentage of class
5% holders
Entities affiliated with Daewoong Co., Ltd. (1)	12,009,737	11,236,631	23,246,368	33.1%
Entities affiliated with Pointilist Partners LLC (2)	4,373,789	1,475,594	5,849,383	9.7%
Entities affiliated with Dauntless Investment Group, LLC (3)	5,903,549	—	5,903,549	9.9%
Stonepine Capital Management, LLC (4)	6,892,682	—	6,892,682	11.7%
Timothy P. Lynch (5)	6,500,000	1,000,000	7,500,000	12.5%
Directors and named executive officers (6)
Jost Fischer (7)	273,284	312,323	585,607	1.0%
Eric Carter (8)	—	311,793	311,793	*
Robert Palmisano (9)	31,459	311,447	342,906	*
Shelley Thunen (10)	—	311,447	311,447	*
Marc Forth (11)	972	180,884	181,856	*
Chad Oh (12)	349	343,931	344,280	*
Alex Wilson (13)	283	342,263	342,546	*
Jennifer Sy (14)	—	233,460	233,460	*
Robert Bancroft (15)	—	59,033	59,033	*
Seongsoo Park	—	—	—	—
John Bencich (16)	—	188,679	188,679	*
All directors and executive officers as a group (11 persons)	306,347	2,595,260	2,901,607	4.7%

* Represents beneficial ownership of less than one percent.

(1) Based solely on a Schedule 13D filed by Daewoong Co., Ltd. (“Daewoong”) on January 29, 2026. Represents (i) 12,009,737 shares of Common Stock and (ii) 11,236,631 shares of Common Stock underlying pre-funded warrants that are exercisable within 60 days of October 23, 2026. Excludes (a) 8,000,000 shares of Common Stock underlying warrants with an exercise price of $1.0939 per share and (b) shares of Common Stock issuable upon conversion of the $1.5 million New Convertible Note, in each case, that are not exercisable or convertible within 60 days of October 23, 2026 or are subject to a beneficial ownership limitation. The address of Daewoong is 244 Galmachi-ro, Jungwon-gu, Seongnam-si, Gyeonggi-do, M5, 13211, Seoul, Republic of Korea.

(2) Based solely on information available to us as of November 12, 2025 and July 15, 2026 in connection with our November 2025 and July 2026 financings, respectively. Represents (i) 4,373,789 shares of Common Stock and (ii) 1,475,594 shares of Common Stock underlying pre-funded warrants that are exercisable within 60 days of October 23, 2026. Excludes (a) 5,106,236 shares of Common Stock underlying pre-funded warrants and true-up warrants, (b) 3,290,915 shares of Common Stock underlying warrants and (c) 4,656,938 shares of Common Stock underlying milestone warrants, in each case, that are subject to a beneficial ownership limitation. The address of Pointilist Partners LLC is 6222 Indianwood Trail, Bloomfield Hills, MI 48301.

(3) Based solely on information available to us as of November 12, 2025 and July 15, 2026 in connection with our November 2025 and July 2026 financings, respectively. Represents (i) 5,903,549 shares of

Common Stock. Excludes (a) 3,290,914 shares of Common Stock underlying warrants and (b) 18,627,756 shares of Common Stock underlying milestone warrants. The address of Dauntless Investment Group, LLC is 8567 Hummingbird, Commerce Township, MI 48382.

(4) Based solely on a Schedule 13G filed by Stonepine Capital Management, LLC on July 21, 2026. Represents 6,892,682 shares of Common Stock. Excludes 6,000,000 shares of Common Stock underlying milestone warrants. The address of Stonepine Capital Management, LLC is 2900 NW Clearwater Drive, Suite 100-11, Bend OR 97703.

(5) Based solely on a Schedule 13G filed by Timothy P. Lynch on August 21, 2026. Represents (i) 6,500,000 shares of Common Stock and (ii) 1,000,000 shares of Common Stock underlying pre-funded warrants that are exercisable within 60 days of October 23, 2026. Excludes 6,000,000 shares of Common Stock underlying milestone warrants. The address of Timothy P. Lynch is 70 SW Century Dr, STE 100 PMB 1257 Bend, OR 97702.

(6) Unless otherwise indicated, the address of each individual listed in the table is c/o AEON Biopharma, Inc., 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656. Except as otherwise indicated and subject to applicable community property laws, we believe, based on information furnished to us, that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(7) Represents (i) 273,284 shares of Common Stock, (ii) 3,181 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (iii) 309,142 shares underlying restricted stock units (“RSUs”) that have vested or will vest within 60 days of October 23, 2026.

(8) Represents (i) 2,651 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (ii) 309,142 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(9) Represents (i) 31,459 shares of Common Stock, (ii) 2,305 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (iii) 309,142 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026. The address of Mr. Palmisano is 300 SE 2nd Street, Suite 600, Fort Lauderdale, FL 33301.

(10) Represents (i) 2,305 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (ii) 309,142 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(11) Represents (i) 972 shares of Common Stock, (ii) 48,946 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (iii) 131,938 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(12) Represents (i) 349 shares of Common Stock, (ii) 11,346 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (iii) 332,585 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(13) Represents (i) 283 shares of Common Stock, (ii) 9,977 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (iii) 332,286 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(14) Represents (i) 1,728 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (ii) 231,732 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(15) Represents (i) 14,758 shares underlying options to purchase Common Stock that are exercisable within 60 days of October 23, 2026 and (ii) 44,275 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

(16) Represents 188,679 shares underlying RSUs that have vested or will vest within 60 days of October 23, 2026.

ADDITIONAL INFORMATION

SEC filings and information availability

We file reports and proxy statements with the SEC. They are available at www.sec.gov and on our investor relations website at investors.aeonbiopharma.com. Website information is not incorporated into this Proxy Statement merely by referring to a website. Except for any specifically permitted and expressly identified reference required in a compensation footnote, prior filings are not incorporated to supply information required by this Proxy Statement. Required compensation, ownership, Plan and ESPP information is presented here. No financial statements are included because none of the proposals involves a financing, merger or other transaction for which financial information is material.

Stockholder proposals for the next annual meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal in writing to our Corporate Secretary at 130 Vantis Dr., Suite 170, Aliso Viejo, CA 92656 not later than December 30, 2026.

Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than February 17, 2027 and no later than March 19, 2027. The notice must contain the information required by our bylaws. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 17, 2027, then our Corporate Secretary must receive such written notice not later than the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

In addition to satisfying the foregoing requirements under our bylaws, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act. Such written notice must be provided in accordance with Rule 14a-19 no later than April 18, 2027.

In connection with our solicitation of proxies for our 2027 Annual Meeting, we intend to file a proxy statement and proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at www.sec.gov.

Other matters

The Board knows of no other business to be presented. Under our bylaws, only business specified in the Special Meeting notice may be conducted, together with proper procedural matters. If a matter properly incident to the conduct of the meeting arises, proxy holders will act within the discretion permitted by Rule 14a-4. The proxy card does not provide an unrestricted authorization for undisclosed substantive business.

By Order of the Board of Directors:

/s/ Robert Bancroft
Robert Bancroft
President, Chief Executive Officer and Director

Aliso Viejo, California

October 26, 2026

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AEON BIOPHARMA, INC.,

a Delaware Corporation

AEON Biopharma, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: That the undersigned is the duly elected and acting Chief Executive Officer of the Corporation.

SECOND: That, pursuant to Section 242 of the DGCL, Article Fourth of the Third Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding the following paragraphs immediately after the first paragraph thereof:

Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation, each [    ] (__) shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”).

No fractional shares shall be issued in connection with the Reverse Stock Split. Instead, holders who would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of Common Stock to round up to the next whole post-Reverse Stock Split share of Common Stock. For those stockholders who hold shares with a brokerage firm, the Corporation intends to round up fractional shares at the participant level. No cash will be paid in lieu of fractional shares.

THIRD: That the foregoing Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted and approved by the Board of Directors and stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: This Certificate of Amendment shall become effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned hereby further declares and certifies under penalty of perjury that the facts set forth in the foregoing certificate are true and correct to the knowledge of the undersigned, and that this certificate is the act and deed of the undersigned.

Executed on this [    ]th day of [        ], [      ].

By:
Robert Bancroft
Chief Executive Officer

39

APPENDIX B

AEON Biopharma, inc.

SECOND AMENDED AND RESTATED 2023 INCENTIVE AWARD PLAN

ARTICLE I.

Purpose

The Plan ’ s purpose is to enhance the Company ’ s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.  Capitalized terms used in the Plan are defined in Article   XI. This Plan amends and restates in its entirety the AEON Biopharma, Inc. Amended and Restated 2023 Incentive Award Plan (the “ Amended Plan ” ) which became effective on January 21, 2026 (the “ Amended Plan Effective Date ” ) and amended the original AEON Biopharma, Inc. 2023 Incentive Award Plan (the “ Original Plan ” ) which became effective on July 21, 2023 (the “ Original Effective Date ” ).

ARTICLE II.

Eligibility

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

Administration and Delegation

3.1 Administration .  The Plan is administered by the Administrator.  The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan.  The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable.  The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards.  The Administrator ’ s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees .  To the extent Applicable Laws permit, the Board or the Administrator may delegate any or all of its powers under the Plan to one or more Committees or committees of officers of the Company or any of its Subsidiaries.  The Board or the Administrator, as applicable, may rescind any such delegation, abolish any such committee or Committee and/or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

Stock Available for Awards

4.1 Number of Shares .  Subject to adjustment under Article   VIII and the terms of this Article   IV, Awards may be made under the Plan covering up to the Overall Share Limit.  Prior Plan Awards will remain subject to the terms of the Prior Plan.  Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

APPENDIX B

4.2Share Recycling.  If, after the Original Effective Date, all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for or settled in cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan.  Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award or Prior Plan Award and/or to satisfy any applicable tax withholding obligation with respect to an Award or Prior Plan Award (including Shares retained by the Company from the Award or Prior Plan Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4.1 and shall not be available for future grants of Awards: (a) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (b) Shares purchased on the open market with the cash proceeds from the exercise of Options (including Prior Plan Awards).

4.3Incentive Stock Option Limitations.  Notwithstanding anything to the contrary herein, no more than 20,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4Substitute Awards.  In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate.  Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan.  Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees, Consultants or Directors prior to such acquisition or combination.

APPENDIX B

4.5Non-Employee Director Compensation.  Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan.  The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any calendar year of the Company may not exceed $600,000 (increased to $750,000 in the calendar year of a non-employee Director’s initial service as a non-employee director or any calendar year during which a non-employee Director serves as chairman of the Board or lead independent Director), which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director prior to the calendar year following the calendar year in which the Plan’s effective date occurs.  The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

Stock Options and Stock Appreciation Rights

5.1General.  The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options.  A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2Exercise Price.  The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement.  The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option (subject to Section 5.6) or Stock Appreciation Right.

5.3Duration.  Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that, subject to Section 5.6, the term of an Option or Stock Appreciation Right will not exceed ten years.  Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with

APPENDIX B

an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right.  Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Stock Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines.

5.4Exercise.  Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes.  Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5Payment Upon Exercise.  Subject to Sections 9.10 and 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d)to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f)to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

APPENDIX B

5.6Additional Terms of Incentive Stock Options.  The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code.  If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years.  All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code.  By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer.  Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code.  Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE VI.

Restricted Stock; Restricted Stock Units

6.1General.  The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such Shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award.  In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement.

6.2Restricted Stock.

(a)Dividends.  Participants holding Shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement.  In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.  Notwithstanding anything to the contrary herein, with respect to any award of Restricted Stock, dividends which are paid to holders of Common Stock prior to vesting shall only be paid out to a Participant holding such Restricted Stock to the extent that the vesting conditions are subsequently satisfied.  All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.

APPENDIX B

(b)Stock Certificates.  The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

6.3Restricted Stock Units.

(a)Settlement.  The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b)Stockholder Rights.  A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

ARTICLE VII.

Other Stock or Cash Based Awards; DIVIDEND EQUIVALENTS

7.1Other Stock or Cash Based Awards.  Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled.  Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines.

7.2Dividend Equivalents.  A grant of Restricted Stock Units or Other Stock or Cash Based Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.  Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement.  Notwithstanding anything to the contrary herein, Dividend Equivalents with respect to an Award shall only be paid out to a Participant to the extent that the vesting conditions are subsequently satisfied.  All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator or unless deferred in a manner intended to comply with Section 409A.

ARTICLE VIII.

Adjustments for Changes in Common Stock

and Certain Other Events

8.1Equity Restructuring.  In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (if applicable) adjusting the number and type of securities subject to each outstanding Award, the Award’s exercise price or grant price and/or applicable performance goals, granting new Awards to Participants, and

APPENDIX B

making a cash payment to Participants.  The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2Corporate Transactions.  In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken in connection with the occurrence of such transaction or event (any action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change), is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment; provided, further, that Awards held by members of the Board will be deemed settled in Shares on or immediately prior to the applicable event if the Administrator takes action under this clause (a);

(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, or equivalent value thereof in cash, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price or applicable performance goals), and the criteria included in, outstanding Awards;

APPENDIX B

(e)To replace such Award with other rights or property selected by the Administrator; and/or

(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3Effect of Non-Assumption in a Change in Control.  Notwithstanding the provisions of Section 8.2, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced with a substantially similar award by (a) the Company, or (b) a successor entity or its parent or subsidiary (an “Assumption”), and provided that the Participant has not had a Termination of Service, then, immediately prior to the Change in Control, such Awards shall become fully vested, exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse (provided that, to the extent the vesting of any such Award is subject to the satisfaction of specified performance goals, such Award shall vest and all performance goals or other vesting criteria will be deemed achieved at the target level of performance, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any Subsidiary, as applicable).  In addition, to the extent an Assumption does not occur, such Awards shall be canceled upon the consummation of the Change in Control in exchange for the right to receive the Change in Control consideration payable to other holders of Common Stock (i) which may be on such terms and conditions as apply generally to holders of Common Stock under the Change in Control documents (including, without limitation, any escrow, earn-out or other deferred consideration provisions) or such other terms and conditions as the Administrator may provide, and (ii) determined by reference to the number of Shares subject to such Awards and net of any applicable exercise price; provided that to the extent that any Awards constitute “nonqualified deferred compensation” that may not be paid upon the Change in Control under Section 409A without the imposition of taxes thereon under Section 409A, the timing of such payments shall be governed by the applicable Award Agreement (subject to any deferred consideration provisions applicable under the Change in Control documents); and provided, further, that if the amount to which a Participant would be entitled upon the settlement or exercise of such Award at the time of the Change in Control is equal to or less than zero, then such Award may be terminated without payment.  The Administrator shall determine whether an Assumption of an Award has occurred in connection with a Change in Control.

8.4Administrative Stand Still.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the Share price, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.

8.5General.  Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation.  Except as expressly provided with respect to an Equity Restructuring under Section 8.1 or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price.  The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power

APPENDIX B

to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.  The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

General Provisions Applicable to Awards

9.1Transferability.  Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except for certain Designated Beneficiary designations, by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant.  Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law.  References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2Documentation.  Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines.  Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3Discretion.  Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award.  The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4Termination of Status.  The Administrator will determine how the disability, death, retirement, an authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5Withholding.  Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability.  The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant.  In the absence of a contrary determination by the Company (or, with respect to withholding pursuant to clause (ii) below with respect to Awards held by individuals subject to Section 16 of the Exchange Act, a contrary determination by the Administrator), all tax withholding obligations will be calculated based on the minimum applicable statutory withholding rates.  Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the

APPENDIX B

Administrator, in whole or in part by delivery of Shares, including Shares delivered by attestation and Shares retained from the Award creating the tax obligation, valued at their fair market value on the date of delivery, (iii) subject to Section 9.10, if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator.  Notwithstanding any other provision of the Plan, the number of Shares which may be so delivered or retained pursuant to clause (ii) of the immediately preceding sentence shall be limited to the number of Shares which have a fair market value on the date of delivery or retention no greater than the aggregate amount of such liabilities based on the maximum applicable statutory withholding rate in the applicable jurisdiction at the time of such withholding (or such other rate as may be required to avoid the liability classification of the applicable award under generally accepted accounting principles in the United States of America).  Subject to Section 9.10, if any tax withholding obligation will be satisfied under clause (ii) above by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6Amendment of Award; Prohibition on Repricing.  The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option.  The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6.  Notwithstanding the foregoing or anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

9.7Conditions on Delivery of Stock.  The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such

APPENDIX B

representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws.  The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8Acceleration.  The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9Cash Settlement.  Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.

9.10Broker-Assisted Sales.  In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5 above: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

ARTICLE X.

Miscellaneous

10.1No Right to Employment or Other Status.  No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any of its Subsidiaries.  The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or in the Plan.

10.2No Rights as Stockholder; Certificates.  Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares.  Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).  The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

APPENDIX B

10.3Effective Date and Term of Plan.  Unless earlier terminated by the Board, the Plan (as amended and restated) will become effective on the date on which the Plan is approved by the Company’s stockholders (the “Effective Date”) and will remain in effect until the tenth anniversary of the Effective Date.  Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan (as amended and restated) or (ii) the date the Company’s stockholders approved the Plan (as amended and restated), but Awards previously granted may extend beyond that date in accordance with the Plan.

10.4Amendment of Plan.  The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent.  No Awards may be granted under the Plan during any suspension period or after the Plan’s termination.  Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination.  The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5Provisions for Foreign Participants.  The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6Section 409A.

(a)General.  The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date.  The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise.  The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service.  If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship.  For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

APPENDIX B

(c)Payments to Specified Employees.  Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest).  Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.  Furthermore, notwithstanding any contrary provision of the Plan or any Award Agreement, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.

10.7Limitations on Liability.  Notwithstanding any other provisions of the Plan and to the fullest extent permitted by Applicable Laws and the Company’s certificate of incorporation and bylaws, (a)  no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary, and (b) the Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8Lock-Up Period.  The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

10.9Data Privacy.  As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan.  The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”).  The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and

APPENDIX B

management.  These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country.  By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares.  The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan.  A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative.  If the Participant refuses or withdraws the consents in this Section 10.9, the Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards.  For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10Severability.  If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11Governing Documents.  If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12Governing Law.  The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13Claw-back Provisions.  All Awards (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of any Award or upon the receipt or sale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, the Company’s Policy for Recovery of Erroneously Awarded Compensation and any claw-back policy adopted to comply with Applicable Laws as and to the extent set forth in such claw-back policy or the Award Agreement.

10.14Titles and Headings.  The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15Conformity to Applicable Laws.  Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws.  Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws.  To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws. For the avoidance of doubt and notwithstanding anything herein to the contrary, any provisions relating to exculpation or indemnification of directors, officers, employees or others under the Plan and all Awards will be administered and construed in accordance

APPENDIX B

with Applicable Laws and the Company’s certificate of incorporation, bylaws, and other governing documents.

10.16Relationship to Other Benefits.  No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17Stockholder Approval. The Plan (as amended and restated) will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan (as amended and restated). Awards may be granted or awarded under the Plan (as amended and restated) and subject to the terms and conditions of the Original Plan following the Board’s adoption of the Plan (as amended and restated) unless and until the Plan (as amended and restated) receives stockholder approval. Awards granted from and after stockholder approval of the Plan (as amended and restated) will be subject to the terms and conditions of the Plan (as amended and restated). If the Plan (as amended and restated) is not approved by stockholders within twelve (12) months after its adoption by the Board, then the Original Plan shall continue on its existing terms and conditions and the Plan (as amended and restated) shall be of no force or effect.

ARTICLE XI.

Definitions

As used in the Plan, the following words and phrases will have the following meanings:

11.1“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2“Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, corporate, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, or Other Stock or Cash Based Awards.

11.4“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5“Board” means the Board of Directors of the Company.

11.6“Change in Control” means and includes each of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “person” or related “group” of “persons” (as such terms are

APPENDIX B

used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto;

APPENDIX B

provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.7“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.8“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit.  To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.9“Common Stock” means the Class A common stock of the Company, par value of $0.0001 per share.

11.10“Company” means AEON Biopharma, Inc., a Delaware corporation, or any successor.

11.11“Consultant” means any consultant or advisor, engaged by the Company or any of its Subsidiaries to render services to such entity, who qualifies as a consultant or advisor under the applicable rules of Form S-8 Registration Statement.

11.12“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated.  Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13“Director” means a Board member.

11.14“Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.15“Employee” means any employee of the Company or its Subsidiaries.

11.16“Equity Restructuring” means, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.17“Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.18“Fair Market Value” means, as of any date, the value of a Share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair

APPENDIX B

Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.19“Fully-Diluted Shares” means, as of any given date, (i) shares of Preferred Stock and shares of Common Stock outstanding on such date, (ii) shares of Common Stock subject to compensatory equity awards (including stock options and restricted stock units) outstanding on such date, with (A) performance-based compensatory equity awards calculated at the “target” level of performance and (B) shares of Common Stock subject to stock options calculated on a “net exercised” basis as of the applicable date, assuming shares are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole Share, and determined without regard to the vested status of the stock option) and (iii) shares issuable upon the exercise or settlement of other equity securities (including Pre-Funded Warrants) with respect to which shares of Common Stock have not actually been issued and the conversion of all convertible securities into shares of Common Stock, in each case, counted on an as-converted-to shares of Common Stock basis; provided, however, that shares of Common Stock subject to warrants outstanding on such date other than Pre-Funded Warrants shall not be included in the determination of Fully-Diluted Shares.

11.20“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.21“Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.22“Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.

11.23“Option” means an option to purchase Shares, which will either be an Incentive Stock Option or a Non-Qualified Stock Option.

11.24“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property awarded to a Participant under Article VII.

11.25“Overall Share Limit” means the sum of (a) 17,910,413 Shares, (b) any Shares which, as of the Original Effective Date, are subject to Prior Plan Awards which, on or following the Original Effective Date, become available for issuance under the Plan pursuant to Article IV (which aggregate number added to the Overall Share Limit shall not exceed 4,556,783 Shares) and (c) an annual increase on the first day of each calendar year beginning on and including January 1, 2027 and ending on and including January 1, 2033 equal to the lesser of (i) a number of Shares equal to

APPENDIX B

5% of the number of Fully-Diluted Shares on the final day of the immediately preceding calendar year and (ii) such smaller number of Shares as is determined by the Board.

11.26“Participant” means a Service Provider who has been granted an Award.

11.27“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease.  Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

11.28“Plan” means this Amended and Restated 2023 Incentive Award Plan.

11.29“Preferred Stock” means the preferred stock of the Company, par value of $0.0001 per share.

11.30“Pre-Funded Warrants” means any warrant to acquire shares of Common Stock for a nominal exercise price.

11.31“Prior Plan” means the AEON Biopharma, Inc. Amended and Restated 2019 Incentive Award Plan.

11.32“Prior Plan Award” means an award outstanding under the Prior Plan as of the Original Effective Date.

11.33“Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

APPENDIX B

11.34“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.35“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.36“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.37“Securities Act” means the Securities Act of 1933, as amended.

11.38“Service Provider” means an Employee, Consultant or Director.

11.39“Shares” means shares of Common Stock.

11.40“Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.41“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.42“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.43“Termination of Service” means the date the Participant ceases to be a Service Provider.

* * * * *

APPENDIX C

AEON BIOPHARMA, INC.

AMENDED AND RESTATED 2023 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

The purposes of this AEON Biopharma, Inc. Amended and Restated 2023 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “ Plan ” ) are to assist Eligible Employees of AEON Biopharma, Inc., a Delaware corporation (the “ Company ” ), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “ employee stock purchase plan ” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries. This Plan amends and restates in its entirety the AEON Biopharma, Inc. 2023 Employee Stock Purchase Plan which became effective on July 21, 2023.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1 “ Administrator ” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “ Administrator ” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2 “ Applicable Law ” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3 “ Board ” shall mean the Board of Directors of the Company.

2.4 “ Business Combination Agreement ” means that certain Business Combination Agreement, dated as of December 12, 2022, by and between Priveterra Acquisition Corp., Priveterra Merger Sub, Inc. and the Company.

2.5 “ Change in Control ” shall mean and include each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (c) below) whereby any “ person ” or related “ group ” of “ persons ” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “ person ” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule

APPENDIX C

13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of any right that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such right (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such right (or portion thereof) if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations issued thereunder.

2.7 “Common Stock” shall mean the Class A common stock of the Company, par value of $0.0001 per share, and such other securities of the Company that may be substituted therefor pursuant to Article VIII.

2.8 “Company” shall mean AEON Biopharma, Inc., a Delaware corporation, or any successor.

APPENDIX C

2.9 “Compensation” of an Eligible Employee shall mean the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment, overtime payments, commissions, periodic bonuses, and any salary or wages coded as “holiday pay” or “vacation pay” in the Company’s payroll system, but excluding jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.10 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).

2.11 “Effective Date” shall mean the date of the consummation of the transactions contemplated by the Business Combination Agreement.

2.12 “Eligible Employee” shall mean an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock (including Class B Common Stock) and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing sentence, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (a) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code, (b) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), (c) such Employee’s customary employment is for 20 hours or less per week, (d) such Employee’s customary employment is for less than five months in any calendar year and/or (e) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (a), (b), (c), (d) or (e) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.13 “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

APPENDIX C

2.14 “Enrollment Date” shall mean the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.15 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.16 “Fair Market Value” shall mean, as of any date, the value of a Share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.17 “Fully-Diluted Shares” shall mean, as of any given date, (i) shares of Preferred Stock and shares of Common Stock outstanding on such date, (ii) shares of Common Stock subject to compensatory equity awards (including stock options and restricted stock units) outstanding on such date, with (A) performance-based compensatory equity awards calculated at the “target” level of performance and (B) shares of Common Stock subject to stock options calculated on a “net exercised” basis as of the applicable date, assuming shares are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole Share, and determined without regard to the vested status of the stock option) and (iii) shares issuable upon the exercise or settlement of other equity securities (including Pre-Funded Warrants) with respect to which shares of Common Stock have not actually been issued and the conversion of all convertible securities into shares of Common Stock, in each case, counted on an as-converted-to shares of Common Stock basis; provided, however, that shares of Common Stock subject to warrants outstanding on such date other than Pre-Funded Warrants shall not be included in the determination of Fully-Diluted Shares.

2.18 “Offering Document” shall have the meaning given to such term in Section 4.1.

2.19 “Offering Period” shall have the meaning given to such term in Section 4.1.

2.20 “Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.21 “Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.

2.22 “Plan” shall mean this AEON Biopharma, Inc. Amended and Restated 2023 Employee Stock Purchase Plan, as it may be amended from time to time.

2.23 “Preferred Stock” shall mean the preferred stock of the Company, par value of $0.0001 per share.

APPENDIX C

2.24 “Pre-Funded Warrants” means any warrant to acquire shares of Common Stock for a nominal exercise price.

2.25 “Purchase Date” shall mean the last Trading Day of each Purchase Period.

2.26 “Purchase Period” shall refer to one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.27 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.28 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.29 “Share” shall mean a share of Common Stock.

2.30 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.31 “Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 488,146 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on and including January 1, 2024 and ending on and including January 1, 2033, the number of Shares available for issuance under the Plan shall be increased by that number of Shares equal to the lesser of (a) a number of Shares equal to 1% of the number of Fully-Diluted Shares on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board. If any right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under the Plan.

APPENDIX C

Notwithstanding anything in this Section 3.1 to the contrary, the number of Shares that may be issued or transferred pursuant to the rights granted under the Plan shall not exceed an aggregate of 50,000,000 Shares, subject to Article VIII.

3.2 Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Shares under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under the Plan shall be exercised and purchases of Shares carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed 27 months;

(b) the length of the Purchase Period(s) within the Offering Period;

(c) in connection with each Offering Period that contains only one Purchase Period the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares;

(d) in connection with each Offering Period that contains more than one Purchase Period, the maximum aggregate number of Shares which may be purchased by any Eligible Employee during each Purchase Period, which, in the absence of a contrary designation by the Administrator, shall be 50,000 Shares; and

(e) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

5.2 Enrollment in Plan.

APPENDIX C

(a) Except as otherwise set forth herein or in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b) Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The designated percentage may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c) A Participant may decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed two decreases and one suspension (but no increases) to his or her payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d) Except as otherwise set forth in Section 5.8 or in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

5.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document or Section 5.8, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4 Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5 Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified

APPENDIX C

by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6 Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7 Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

5.8 Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in the Plan by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the earlier of: (x) the last Purchase Date of such Offering Period, (y) last day of such Offering Period and (z) the date on which such Participant withdraws in accordance with Section 7.1 or Section 7.3.

6.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase

APPENDIX C

Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of whole Shares for the following Offering Period. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5 Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b) The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d) The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

APPENDIX C

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than one week prior to the end of the Offering Period or, if earlier, the end of the Purchase Period (or such shorter or longer period as may be specified by the Administrator in the Offering Document). All of the Participant’s payroll deductions credited to his or her account during the Offering Period not yet used to exercise his or her rights under the Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant is an Eligible Employee and timely delivers to the Company a new subscription agreement.

7.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1 Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b)

APPENDIX C

the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2 Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

8.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

APPENDIX C

AMENDMENT, MODIFICATION AND TERMINATION

9.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury regulation Section 1.423-2(c)(4); or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3 Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(b) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c) allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4 Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

ARTICLE X.

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within 12 months following the date the

APPENDIX C

Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1 Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(a) To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical).

(b) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(c) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d) To amend, suspend or terminate the Plan as provided in Article IX.

(e) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

APPENDIX C

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3 Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

APPENDIX C

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment or service with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04927-S51517 For Against Abstain AEON BIOPHARMA, INC. ATTN: CHIEF LEGAL OFFICER 130 VANTIS DRIVE SUITE 170 ALISO VIEJO, CA 92656 AEON BIOPHARMA, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends you vote FOR the following proposals: 2. Approve an amendment to the Amended and Restated 2023 Incentive Award Plan solely to include shares underlying pre-funded warrants in fully-diluted shares for the annual evergreen calculation, while continuing to exclude shares underlying other outstanding warrants (the "Equity Plan Proposal"). 3. Approve an amendment to the 2023 Employee Stock Purchase Plan solely to include shares underlying pre-funded warrants in fully-diluted shares for the annual evergreen calculation, while continuing to exclude shares underlying other outstanding warrants (the "ESPP Proposal"). 4. Approve one or more adjournments to solicit additional proxies if any substantive proposal lacks sufficient votes (the "Adjournment Proposal"). 1. Authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of our Class A common stock at a ratio from 1-for-2 through 1-for-100 selected by the Board, during the 12 months following stockholder approval, subject to the Compliance Condition, with authority to abandon the reverse stock split (the "Reverse Stock Split Proposal"). ! ! ! ! ! ! ! ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

T04928-S51517 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. AEON BIOPHARMA, INC. Special Meeting of Stockholders December 15, 2026 at 1:00 p.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jennifer Sy as proxy, with the power to appoint her substitute, and hereby authorize(s) her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEON BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m. Pacific Time, on Tuesday, December 15, 2026, at 130 Vantis Drive, Suite 170, Aliso Viejo, CA 92656, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side